Exhibit 3.1

Execution Version

SEVENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ENTERPRISE PRODUCTS PARTNERS L.P.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1	Definitions	1
1.2	Construction	1
ARTICLE II ORGANIZATION		1
2.1	Formation	1
2.2	Name	2
2.3	Registered Office; Registered Agent; Principal Office; Other Offices	2
2.4	Purpose and Business	2
2.5	Powers	3
2.6	Power of Attorney	3
2.7	Term	4
2.8	Title to Partnership Assets	4
2.9	Certain Undertakings Relating to the Separateness of the Partnership	4
ARTICLE III RIGHTS OF LIMITED PARTNERS		6
3.1	Limitation of Liability	6
3.2	Management of Business	6
3.3	Outside Activities of the Limited Partners	6
3.4	Rights of Limited Partners	6
ARTICLE IV CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS		7
4.1	Certificates	7
4.2	Mutilated, Destroyed, Lost or Stolen Certificates	7
4.3	Record Holders	8
4.4	Transfer Generally	8
4.5	Registration and Transfer of Limited Partner Interests	8
4.6	Transfer of General Partner Interest	9
4.7	Restrictions on Transfers	10
4.8	Citizenship Certificates; Non-citizen Assignees	10
4.9	Redemption of Partnership Interests of Non-citizen Assignees	11
ARTICLE V CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTEREST		12
5.1	Prior Contributions	12
5.2	Conversion and Continuation of General Partner Interest and Limited Partner Interests; Initial Offering	12
5.3	Contributions by the Underwriters	12
5.4	Interest and Withdrawal	13
5.5	Capital Accounts	13
5.6	Issuances of Additional Partnership Securities	16
5.7	[Reserved]	16
5.8	[Reserved]	16
5.9	Limited Preemptive Right	16
5.10	Splits and Combinations	16
5.11	Fully Paid and Non-Assessable Nature of Limited Partner Interests	17
5.12	Establishment of Series A Preferred Units	17

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ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS		31
6.1	Allocations for Capital Account Purposes	31
6.2	Allocations for Tax Purposes	36
6.3	Requirement and Characterization of Distributions; Distributions to Record Holders	38
ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS		39
7.1	Management	39
7.2	Certificate of Limited Partnership	40
7.3	Restrictions on General Partner’s Authority	41
7.4	Reimbursement of the General Partner	41
7.5	Outside Activities	42
7.6	Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner	43
7.7	Indemnification	44
7.8	Liability of Indemnitees	45
7.9	Resolution of Conflicts of Interest	46
7.10	Other Matters Concerning the General Partner	47
7.11	Purchase or Sale of Partnership Securities	47
7.12	Registration Rights of the General Partner and its Affiliates	48
7.13	Reliance by Third Parties	49
ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS		50
8.1	Records and Accounting	50
8.2	Fiscal Year	50
8.3	Reports	50
ARTICLE IX TAX MATTERS		50
9.1	Tax Returns and Information	50
9.2	Tax Elections	50
9.3	Tax Controversies	51
9.4	Withholding and Other Tax Payments by the Partnership	51
ARTICLE X ADMISSION OF PARTNERS		51
10.1	Admission of Initial Limited Partners	51
10.2	Admission of Substituted Limited Partner	51
10.3	Admission of Successor General Partner	52
10.4	Admission of Additional Limited Partners	52
10.5	Amendment of Agreement and Certificate of Limited Partnership	52
ARTICLE XI WITHDRAWAL OR REMOVAL OF PARTNERS		53
11.1	Withdrawal of the General Partner	53
11.2	Removal of the General Partner	54
11.3	Interest of Departing Partner and Successor General Partner	54
11.4	[Reserved]	55
11.5	Withdrawal of Limited Partners	55
ARTICLE XII DISSOLUTION AND LIQUIDATION		55
12.1	Dissolution	55
12.2	Continuation of the Business of the Partnership After Dissolution	56
12.3	Liquidator	56
12.4	Liquidation	56
12.5	Cancellation of Certificate of Limited Partnership	57
12.6	Return of Contributions	57
12.7	Waiver of Partition	57
12.8	Capital Account Restoration	57
12.9	Certain Prohibited Acts	57

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ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		58
13.1	Amendment to be Adopted Solely by the General Partner	58
13.2	Amendment Procedures	59
13.3	Amendment Requirements	59
13.4	Special Meetings	60
13.5	Notice of a Meeting	60
13.6	Record Date	60
13.7	Adjournment	60
13.8	Waiver of Notice; Approval of Meeting; Approval of Minutes	60
13.9	Quorum	60
13.10	Conduct of a Meeting	61
13.11	Action Without a Meeting	61
13.12	Voting and Other Rights	62
ARTICLE XIV MERGER		62
14.1	Authority	62
14.2	Procedure for Merger or Consolidation	62
14.3	Approval by Limited Partners of Merger or Consolidation	63
14.4	Certificate of Merger	64
14.5	Effect of Merger	64
ARTICLE XV RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS		64
15.1	Right to Acquire Limited Partner Interests	64
ARTICLE XVI GENERAL PROVISIONS		66
16.1	Addresses and Notices	66
16.2	Further Action	66
16.3	Binding Effect	66
16.4	Integration	66
16.5	Creditors	66
16.6	Waiver	66
16.7	Counterparts	67
16.8	Applicable Law	67
16.9	Invalidity of Provisions	67
16.10	Consent of Partners	67
16.11	Amendments to Reflect GP Reorganization Agreement	67

EXHIBITS

Exhibit A – Form of Common Unit Certificate

Exhibit B – Form of Series A Preferred Unit Certificate

iii

SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED

PARTNERSHIP OF ENTERPRISE PRODUCTS PARTNERS L.P.

THIS SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENTERPRISE PRODUCTS PARTNERS L.P., dated effective as of September 30, 2020, is entered into by and among Enterprise Products Holdings LLC, a Delaware limited liability company, as the General Partner, and the Limited Partners as provided herein.

WHEREAS, Section 13.1 of the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended prior to the date hereof (the “Prior Partnership Agreement”), provides that the General Partner, without approval of any Partner or Assignee, may amend any provision of the Prior Partnership Agreement to reflect (i) a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners in any material respect, (ii) the admission of Partners in accordance with the Prior Partnership Agreement, and (iii) an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of the issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Prior Partnership Agreement; and

WHEREAS, this Agreement amends the Prior Partnership Agreement, effective as of the date set forth above, to reflect, among other things, (i) the consolidation of previous amendments into one document, (ii) the elimination of Class B Units, none of which are issued or outstanding as of the date of this Agreement, (iii) the designation of Series A Preferred Units hereunder, (iv) certain additional amendments set forth herein, including the deletion of certain other provisions that are no longer applicable to the Partnership, and (v) to reflect the continuation of the Partnership without dissolution.

In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The definitions listed on Attachment I shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

2.1 Formation. The Partnership has been previously formed as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby amend and restate in its entirety the Agreement of Limited Partnership of Enterprise Products Partners L.P., dated April 9, 1998, as amended by that certain First Amendment to Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of June 1, 1998, as amended by that certain Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of July 31, 1998, as amended by that certain Second Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated September 17, 1999, as amended by Amendment No. 1, dated as of June 9, 2000, to the Second Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., as amended by that certain Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of May 15, 2002, as amended by Amendment No. 1, dated August 7, 2002, Amendment No. 2, dated December 17, 2002, Amendment No. 3, dated December 10, 2003, and Amendment No. 4, dated December 17, 2003, to the Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., as amended by that certain Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of October 1, 2004, as amended by that certain Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products

Partners L.P., dated as of August 8, 2005, as amended by Amendment No. 1, dated as of December 27, 2007, Amendment No. 2, dated as of April 14, 2008, Amendment No. 3, dated as of November 6, 2008, Amendment No. 4, dated as of October 26, 2009, and Amendment No. 5, dated as of November 22, 2010, to the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., and the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of November 22, 2010, as amended by Amendment No. 1, dated as of August 11, 2011, Amendment No. 2, dated as of August 21, 2014, Amendment No. 3, dated as of November 28, 2017, Amendment No. 4, dated as of February 26, 2019, and Amendment No. 5, dated effective as of 12:01 a.m. Central Time on March 5, 2020, to the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. The purpose of this amendment and restatement is to, among other things, (i) consolidate the previous amendments into one document, (ii) to eliminate references to Class B Units, none of which are issued or outstanding as of the date of this Agreement, (iii) to set forth the designations of Series A Preferred Units hereunder, (iv) to make certain additional amendments set forth herein, including to delete certain other provisions that are no longer applicable to the Partnership, and (v) to reflect the continuation of the Partnership without dissolution. Subject to the provisions of this Agreement, the General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

2.2 Name. The name of the Partnership shall be “Enterprise Products Partners L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at P.O. Box 4324, Houston, Texas 77210-4324 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be P.O. Box 4324, Houston, Texas 77210-4324 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be:

(a) to serve as a limited partner in the Operating Partnership and any of its Subsidiary partnerships and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in such partnerships pursuant to the partnership agreements for such entities or otherwise;

(b) to engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity;

(c) to engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner determines in good faith, prior to the conduct of such activity, that the conduct by the Partnership of such activity is not likely to result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes;

(d) to do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to any Group Member.

The Partnership shall at all times maintain a sufficient number of employees in light of its then current business operations if adequate personnel and services are not provided to the Partnership under the Administrative Services Agreement. The General Partner has no obligation or duty to the Partnership, the Limited Partners or any Assignee to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

2.5 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

2.6 Power of Attorney.

(a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, ARTICLE IV, ARTICLE X, ARTICLE XI or ARTICLE XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to ARTICLE XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with ARTICLE XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.7 Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2088 or until the earlier termination of the Partnership in accordance with the provisions of ARTICLE XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

2.8 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer to the Partnership of record title to all Partnership assets held by the General Partner or its Affiliates, and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

2.9 Certain Undertakings Relating to the Separateness of the Partnership.

(a) Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (including EPCO and its Subsidiaries, other than the General Partner and the Partnership Group), except the General Partner and the Partnership Group, in accordance with this Section 2.9.

(b) Separate Records. The Partnership shall (i) maintain its books and records and its accounts separate from those of any other Person, (ii) maintain its financial records, which will be used by it in its ordinary course of business, showing its assets and liabilities separate and apart from those of any other Person, except the General Partner and the Partnership’s consolidated Subsidiaries, (iii) not have its assets and/or liabilities included in a consolidated financial statement of any Affiliate of the General Partner unless appropriate notation shall be made on such Affiliate’s consolidated financial statements to indicate the separateness of the Partnership and the General Partner and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Partnership and the General Partner are not available to satisfy the debts and other obligations of such Affiliate, and (iv) file its own tax returns separate from those of any other Person, except to the extent that the Partnership is treated as a “disregarded entity” for tax purposes or is not otherwise required to file tax returns under applicable law or is required under applicable law to file a tax return which is consolidated with another Person.

(c) Separate Assets. The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

(d) Separate Name. The Partnership shall (i) conduct its business in its own name or in the names of one or more of its Subsidiaries or the General Partner, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person (other than the General Partner or the Partnership’s Subsidiaries).

(e) Separate Credit. The Partnership (i) shall pay its obligations and liabilities from its own funds (whether on hand or borrowed), (ii) shall maintain adequate capital in light of its business operations, (iii) shall not pledge its assets for the benefit of any Person or guarantee or become obligated for the debts of any other Person, except its Subsidiaries, (iv) shall not hold out its credit as being available to satisfy the obligations or liabilities of any other Person, except its Subsidiaries, (v) shall not acquire obligations or debt securities of EPCO or its Affiliates (other than the other members of the Partnership Group and the General Partner), (vi) shall not make loans or advances to any Person, except its Subsidiaries, and (vii) use its commercially reasonable efforts to cause the operative documents under which the Partnership or any of its Subsidiaries borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Partnership and the General Partner from each other and from any other Persons, including any Affiliate of the General Partner and (B) the Partnership and the General Partner have assets and liabilities that are separate from those of other persons, including any Affiliate of the General Partner; provided that, the Partnership may engage in any transaction described in clauses (v)-(vi) of this Section 2.9(e) if prior Special Approval has been obtained for such transaction and either (A) the Audit and Conflicts Committee has determined (by Special Approval) that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.

(f) Separate Formalities. The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with EPCO and its Affiliates (other than the General Partner or another member of the Partnership Group) in conformity with the requirements of Section 7.9, and (iii) subject to the terms of the Administrative Services Agreement, promptly pay, from its own funds, and on a current basis, a fair and reasonable share of general and administrative expenses, capital expenditures, and costs for shared services performed by EPCO or Affiliates of EPCO (other than the General Partner or another member of the Partnership Group). Each material contract between the Partnership or another member of the Partnership Group, on the one hand, and EPCO or Affiliates of EPCO (other than the General Partner or a member of the Partnership Group), on the other hand, shall be in writing.

(g) No Effect. Failure by the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

3.1 Limitation of Liability. The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

3.2 Management of Business. No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of Section 17-303(a) of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, manager, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

3.3 Outside Activities of the Limited Partners. Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

3.4 Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

4.1 Certificates. Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership and (b) upon the request of any Person owning any Partnership Securities, the Partnership shall issue to such Person one or more Certificates evidencing such Partnership Securities. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer or Co-Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, notwithstanding any provision to the contrary in this Section 4.1 or elsewhere in this Agreement, Common Units may be certificated or uncertificated as provided in the Delaware Act.

4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate, or shall deliver other evidence of the issuance of uncertificated Units, evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign a new Certificate, or shall deliver other evidence of the issuance of uncertificated Units, in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate, or other evidence of the issuance of uncertificated Units, before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate, or other evidence of the issuance of uncertificated Units.

(c) As a condition to the issuance of any new Certificate, or other evidence of the issuance of uncertificated Units, under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

4.3 Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its Partnership Interest as a general partner in the Partnership to another Person who becomes the General Partner, or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this ARTICLE IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this ARTICLE IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding member interests of the General Partner.

4.5 Registration and Transfer of Limited Partner Interests.

(a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Series A Preferred Units and transfers of such Series A Preferred Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units or Series A Preferred Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates, or shall deliver other evidence of the issuance of uncertificated Units, evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests, or other evidence of the issuance of uncertificated Units, are surrendered for registration of transfer and such Certificates, or other evidence of the issuance of uncertificated Units, are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate, or other evidence of the issuance of uncertificated Units, under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5 or, with respect to the Series A Preferred Units, subject to Section 5.12(o). The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

(f) The General Partner and its Affiliates shall have the right at any time to transfer its Limited Partner Interests, including Series A Preferred Units and Common Units (whether issued upon conversion of the Series A Preferred Units or otherwise), to one or more Persons.

4.6 Transfer of General Partner Interest.

(a) [Reserved]

(b) Subject to Section 4.6(c) below, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person or replacement of the General Partner pursuant to Section 10.3 shall be permitted unless (i) the transferee or successor (as applicable) agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer or replacement would not result in the loss of limited liability of any Limited Partner or of any member of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), (iii) such transferee or successor (as applicable) also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner or managing member of each other Group Member, and (iv) for so long as any affiliate of EPCO controls the General Partner, the organizational documents of the owner(s) of all the General Partner Interest, together, provide for the establishment of an “Audit and Conflicts Committee” to approve certain matters with respect to the General Partner and the Partnership, the selection of “Independent Directors” as members of such Audit and Conflicts Committee, and the submission of certain matters to the vote of such Audit and Conflicts Committee upon similar terms and conditions as set forth in the limited liability company agreement of the General Partner, as the same exists as of the date of this Agreement so as to provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as applicable) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

4.7 Restrictions on Transfers.

(a) Notwithstanding the other provisions of this ARTICLE IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the Operating Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) Nothing contained in this ARTICLE IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

4.8 Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, and upon his admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

4.9 Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests, or other evidence of the issuance of uncertificated Units, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed multiplied by the number of Partnership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or other evidence of the issuance of uncertificated Units, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Partnership Interests.

(b) The provisions of this Section 4.9 shall also be applicable to Partnership Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Partnership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Partnership Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTEREST

5.1 Prior Contributions. Prior to the date hereof, the Predecessor General Partner made certain Capital Contributions to the Partnership in exchange for an interest in the Partnership and was admitted as the Predecessor General Partner of the Partnership, and DFI made certain Capital Contributions to the Partnership in exchange for an interest in the Partnership and was admitted as a Limited Partner of the Partnership. As of November 22, 2010, (i) the General Partner Interest of the Predecessor General Partner was assumed initially by Holdings as successor by merger to Enterprise Products GP, LLC, Holdings was admitted to the Partnership as the general partner of the Partnership immediately prior to such merger, and the Partnership continued without dissolution, and (ii) the General Partner Interest, as amended by this Agreement, was assigned and assumed by the General Partner pursuant to the Holdings Merger, subject to all of the rights, privileges and duties of the General Partner under this Agreement, the General Partner was admitted to the Partnership as the sole general partner of the Partnership effective immediately prior to the transfer of the General Partner’s Partnership Interest pursuant to Holdings Merger in accordance with Sections 4.6 and 10.3, and the Partnership continued without dissolution.

5.2 Conversion and Continuation of General Partner Interest and Limited Partner Interests; Initial Offering.

(a) The General Partner Interest that existed immediately prior to November 22, 2010 was converted to a non-economic General Partner Interest in the Partnership, and the rights of the Predecessor General Partner with respect to “Incentive Distributions” (as defined in the Fifth A&R Partnership Agreement) were cancelled and terminated. From November 22, 2010, the General Partner Interest only represents a non-economic management interest of the General Partner in the Partnership, subject to all of the rights, privileges and duties of the General Partner under this Agreement, and the Partnership was continued without dissolution.

(b) On the Closing Date, the Partnership Interest of DFI in the Partnership was converted into 67,105,830 Common Units and 42,819,740 subordinated units of the Partnership (which were subsequently converted, in accordance with the terms of the Fifth A&R Partnership Agreement, into 42,819,740 Common Units), and such Partnership Interest was continued.

(c) All other Partnership Interests that were issued prior to November 22, 2010 and are currently Outstanding were continued.

5.3 Contributions by the Underwriters.

(a) On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter was required to contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing (i) the cash contribution to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit.

(b) Upon the exercise of the Over-Allotment Option, each Underwriter was required to contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing (i) the cash contributions to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit.

(c) No Limited Partner Partnership Interests were issued or issuable as of or at the Closing Date other than (i) the Common Units issuable pursuant to subparagraph (a) hereof in aggregate number equal to 24,000,000, (ii) the “Option Units” as such term is used in the Underwriting Agreement in aggregate number up to 3,600,000 issuable upon exercise of the Over-Allotment Option pursuant to subparagraph (b) hereof, and (iii) the 67,105,830 Common Units and 42,819,740 subordinated units of the Partnership (which were subsequently converted, in accordance with the terms of the Fifth A&R Partnership Agreement, into 42,819,740 Common Units) issuable to DFI.

5.4 Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of 17-502(b) of the Delaware Act.

5.5 Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial Capital Account attributable to a Series A Preferred Unit shall be the Stated Series A Liquidation Preference for such Series A Preferred Unit, irrespective of the amount paid by such holder for such Series A Preferred Unit. For the avoidance of doubt, each Series A Preferred Unit will be treated as a partnership interest in the Partnership that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (A) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property (other than Series A PIK Units) made with respect to such Partnership Interest pursuant to this Agreement and (B) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to ARTICLE VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(vi) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) (including proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(v)) and Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services (including upon the lapse of a “substantial risk of forfeiture” with respect to a Unit) or the conversion of Series A Preferred Units to Common Units, the Capital

Accounts of all Partners and the Carrying Value of all Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option, including the conversion of Series A Preferred Units into Common Units, where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in connection with the exercise of a Noncompensatory Option, including the conversion of Series A Preferred Units into Common Units, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership property (including, without limitation, cash or cash equivalents), the General Partner shall use any reasonable method; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall make all adjustments necessary to account for the difference, if any, between the fair market value of any Series A Preferred Units for which the Series A Conversion Date has not occurred and the aggregate Capital Accounts attributable to such Series A Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

5.6 Issuances of Additional Partnership Securities.

(a) Subject to Section 5.9 and subject to any approvals by Series A Preferred Unitholders required under Section 5.12, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates, or other evidence of the issuance of uncertificated Partnership Securities, and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

(d) No fractional Units shall be issued by the Partnership.

5.7 [Reserved]

5.8 [Reserved]

5.9 Limited Preemptive Right. Except as provided in this Section 5.9, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

5.10 Splits and Combinations.

(a) Subject to Sections 5.10(d), the Partnership may make a Pro Rata distribution of Partnership Securities (other than Preferred Units) to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates, or other evidence of the issuance of uncertificated Units, to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, or other evidence of the issuance of uncertificated Units, the surrender of any Certificate, or other evidence of the issuance of uncertificated Units, held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.10(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

5.11 Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this ARTICLE V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

5.12 Establishment of Series A Preferred Units

(a) Designations. A series of Preferred Units designated as “Series A Cumulative Convertible Preferred Units” (such Series A Cumulative Convertible Preferred Units, together with any Series A PIK Units, the “Series A Preferred Units”), is hereby designated and created, and the preferences, rights, powers and duties of the holders of the Series A Preferred Units are set forth herein, including this Section 5.12. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit.

(b) Number of Series A Preferred Units. The authorized number of Series A Preferred Units shall be unlimited. Series A Preferred Units that are purchased, redeemed or otherwise acquired by the Partnership (but excluding, for purposes of clarification, any Subsidiary of the Partnership) shall be cancelled.

(c) Certificates; Legends. If requested by a Series A Preferred Unitholder, the Series A Preferred Units shall be evidenced by Certificates in the form set forth in Exhibit B or in such other form as the General Partner may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements (including Section 4.7 and Section 5.12(o)), may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The Certificates evidencing Series A Preferred Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units or any other series of Preferred Units. Any certificate(s) representing the Series A Preferred Units shall be imprinted with a legend, and each book entry evidencing a Series A Preferred Unit shall bear a notation, in substantially the form of the legend set forth in Exhibit B.

(d) Distributions.

(i) Series A Preferred Unitholders shall be entitled to receive distributions on each Series A Distribution Payment Date in an amount equal to the applicable Series A Distribution Amount (each such distribution, a “Series A Distribution”), which Series A Distributions shall be payable out of any assets of the Partnership legally available for the payment of distributions when, as, and if declared by the General Partner. Series A Distributions shall be cumulative from and including the Series A Original Issue Date (or, for any Series A Preferred Units issued subsequent to the initial Series A Distribution Payment Date, from and including the Series A Distribution Payment Date immediately preceding the issue date of such Series A Preferred Units) until such time as the Partnership pays the applicable Series A Distribution or the applicable Series A Preferred Units are redeemed or converted in accordance with this Section 5.12, whether or not such Series A Distributions shall have been declared. Subject to Section 5.12(d)(iii), at any time prior to (x) an Investment Grade Rating Event or (y) the Common Units are no longer listed for trading or quotation on a National Securities Exchange, in the sole discretion of the General Partner, all or any portion of the Series A Distribution Amount may be paid in Series A PIK Units, with the remainder of the Series A Distribution Amount to be paid in cash. Subject to Section 5.12(d)(iii), if the General Partner elects to pay all or any portion of the Series A Distribution Amount in Series A PIK Units (any amount of such Series A Distribution Amount so paid in Series A PIK Units, the “Series A PIK Distribution Amount”), the number of Series A PIK Units to be issued in connection with such Series A Distribution shall equal the quotient of (A) the Series A PIK Distribution Amount divided by (B) the Stated Series A Liquidation Preference; provided that instead of issuing any fractional Series A PIK Unit, the Partnership shall round the number of Series A PIK Units issued to each Series A Preferred Unitholder down to the nearest whole Series A PIK Unit and pay cash in lieu of any resulting fractional Series A PIK Unit (with such amount equal to the applicable portion of the Series A PIK Distribution Amount). Unless otherwise expressly provided, references in this Agreement to Series A Preferred Units shall include all Outstanding Series A PIK Units as of any date of such determination. If any Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. In no event shall payments to OTA of Series A Distributions or other amounts payable in respect of Series A Preferred Units include any OTA Available Cash.

(ii) Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, the Partnership shall pay those Series A Distributions, if any, that shall have been declared by the General Partner to Series A Preferred Unitholders on the Record Date for the applicable Series A Distribution. With respect to any Series A Distribution that is paid, in any part, in Series A PIK Units, promptly upon the request of any Series A Preferred Unitholder on the Record Date for such Series A Distribution, the Partnership shall deliver to such Series A Preferred Unitholder evidence of issuance of such Series A PIK Units credited to book-entry accounts maintained by the Transfer Agent. The Record Date (the “Series A Distribution Record Date”) for the payment of any Series A Distributions shall be as of the close of business on the last Business Day of the calendar month immediately prior to the applicable Series A Distribution Payment Date, subject to Section 5.12(d)(iv); provided, that, in the case of distributions pursuant to Section 5.12(d)(vi) or payments of Series A Distributions in Arrears, the Series A Distribution Record Date with respect to such Series A Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Section 5.12. So long as any Series A Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series A Distributions have been or contemporaneously are being paid or set aside for payment on all Outstanding Series A Preferred Units (and distributions on any other Parity Securities) through the most recent respective Series A Distribution Payment Date (and distribution payment date with respect to such Parity Securities, if any). Accumulated Series A Distributions in Arrears may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series A Distribution Payment Date, to Series A Preferred Unitholders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series A Distributions in Arrears on all Outstanding Series A Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated distributions in Arrears on the Series A Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any other Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series A Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units and such other Parity Securities at such time. Subject to Section 12.4, Section 5.12(l) and Section 5.12(f), Series A Preferred Unitholders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series A Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions as described in Section 5.12(d)(i) and Section 5.12(d)(iii), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series A Preferred Units.

(iii) A. If the Partnership fails to pay in full the Series A Distribution Amount for the Series A Preferred Units in cash or, to the extent permitted pursuant to Section 5.12(d)(i), subject to Section 5.12(d)(iii)B, Series A PIK Units for a period of three consecutive Series A Distribution Periods (a “Series A Trigger Event”), then from and after such Series A Trigger Event and continuing until such failure is cured by payment in full of cash on all such arrearages:

I. the Outstanding Series A Preferred Units shall be convertible by each Series A Preferred Unitholder at its option, in whole or in part, not more than once per Quarter, into Common Units at the Series A Conversion Ratio; provided, however, that no fractional Common Units will be issued and any amounts that would otherwise be represented by fractional Common Units will be aggregated for each Series A Converting Unitholder with any remaining amount for each Series A Converting Unitholder that would otherwise be represented by a single fractional Common Unit, at the option of the Partnership, paid in cash (with the amount of such cash payment being based on the value of such fractional Common Unit based on the Closing Price of the Common Units on the Series A Trigger Event Conversion Notice Date) or rounded up and paid in the form an additional whole Common Unit;

II. To convert Series A Preferred Units into Common Units pursuant to Section 5.12(d)(iii)(A)(I), the Series A Converting Unitholder shall deliver written notice (the “Series A Trigger Event Conversion Notice” and, the date any Series A Trigger Event Conversion Notice is received by the Partnership, the “Series A Trigger Event Conversion Notice Date”) to the Partnership stating that such Series A Converting Unitholder elects to so convert Series A Preferred Units and shall state or include therein the following: (a) the number of Series A Preferred Units to be converted; and (b) if a Certificate has been issued evidencing the Series A Preferred Units being converted, the duly endorsed Certificate(s) evidencing the Series A Preferred;

III. If a Series A Trigger Event Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership in accordance with Section 5.12(d)(iii)(A)(II), the Partnership shall issue to such Series A Preferred Unitholder a number of Series A Conversion Common Units equal to the product of (x) the number of Series A Preferred Units designated to be converted in such Series A Trigger Event Conversion Notice, multiplied by (y) the Series A Conversion Ratio as of such date, no later than five Business Days after the Series A Trigger Event Conversion Notice Date. Upon issuance of Series A Conversion Common Units to the Series A Converting Unitholder, all rights of the Series A Converting Unitholder with respect to the converted Series A Preferred Units shall cease, including, without limitation, any further accrual of distributions, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Common Units. The Series A Conversion Common Units shall be issued in the name of the Record Holder of such Series A Preferred Units. The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Common Units. However, the Series A Converting Unitholder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series A Conversion Common Units in a name other than such Series A Converting Unitholder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series A Converting Unitholder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series A Converting Unitholder’s name. Nothing herein shall preclude any tax withholding required by law or regulation. The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series A Conversion Common Units to the extent permitted or required by the rules of such exchange or market. Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Preferred Unitholder any rights as a creditor in respect of its right to conversion of Series A Preferred Units.

B. Notwithstanding Section 5.12(d)(i), any Series A Preferred Unitholder may elect, quarterly or on a standing basis, to receive all or a portion of any Series A Distribution Amount to be satisfied in Series A PIK Units in cash rather than Series A PIK Units by providing to the Partnership, not later than two Business Days prior to the applicable Record Date with respect to a Series A Distribution Payment Date, written notice of such Series A Preferred Unitholder’s election.

(iv) With respect to any Series A Distribution Period, a Series A Preferred Unitholder will be entitled to receive the distribution payable on the security held by such Series A Preferred Unitholder on the applicable Record Date for such distribution.

(v) For purposes of maintaining Capital Accounts, if the Partnership issues one or more Series A PIK Units with respect to a Series A Preferred Unit, (i) the Partnership shall be treated as distributing cash with respect to such Series A Preferred Unit equal to the Series A PIK Distribution Amount and (ii) the holder of such Series A Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued Series A PIK Units an amount of cash equal to the Series A PIK Distribution Amount less the amount of any cash distributed by the Partnership in lieu of fractional Series A PIK Units.

(vi) Notwithstanding any other provision of this Agreement, the Series A Preferred Units shall have no right to share in any special distributions by the Partnership of cash (including from Capital Surplus), Partnership Securities (other than to the extent such distribution results in adjustments to the Series A Conversion Ratio or Series A Change of Control Conversion Ratio, or pursuant to Section 5.12(f)(vii), Section 5.12(m)(i)(B) or Section 5.12(m)(i)(C), in each case in accordance with Section 5.12(n)) or other property on a Pro Rata basis.

(e) Voting Rights.

(i) Notwithstanding anything to the contrary in this Agreement, the Series A Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 5.12(e) or as otherwise required by the Delaware Act. Except as provided in Section 5.12(e)(ii), but subject to Section 5.12(e)(iii), the Series A Preferred Unitholders shall have voting rights with respect to their Outstanding Series A Preferred Units that are identical to the voting rights of the holders of Common Units and shall vote with the holders of Common Units as a single class, so that Series A Preferred Unitholders will be entitled to one vote for each Common Unit into which the Outstanding Series A Preferred Units held by it are then convertible at the then-applicable Series A Conversion Ratio (or, if the Series A Preferred Units are not then convertible, assuming that such Series A Preferred Units were convertible at the then-applicable Series A Conversion Ratio) on each matter with respect to which holders of Common Units are entitled to vote. Each reference in this Agreement to a vote of Unitholders or holders with respect to Common Units, including any action or approval requiring a Unit Majority, shall be deemed to be a reference to the holders of Outstanding Common Units and Outstanding Series A Preferred Units on an “as if” converted basis, voting together as a single class during any period in which any Series A Preferred Units are Outstanding. Notwithstanding the foregoing or elsewhere in this Agreement, any Series A Preferred Units held by the Partnership or any of its Subsidiaries or Affiliates shall not be entitled to vote on any matters with respect to which the Series A Preferred Unitholders are entitled to vote as a separate class or on an as-converted basis whenever Series A Preferred Unitholders are entitled to vote together with the holders of Common Units as a single class.

(ii) Subject to Section 5.12(e)(i), without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the powers, preferences, duties or special rights of the Series A Preferred Units; provided, however, that (A) the issuance of additional Partnership Securities shall not be deemed to constitute such a material adverse effect for purposes of this Section 5.12(e)(ii) and (B) for purposes of this Section 5.12(e)(ii), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity, the assets of the Partnership and its Subsidiaries prior to such merger or other business combination continue to be owned by the Partnership and its Subsidiaries and the Series A Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series A Preferred Unitholders shall be deemed to constitute such a material adverse effect for purposes of this Section 5.12(e)(ii). In addition, the General Partner shall not adopt any such amendment to this Agreement that would materially and adversely affect any Series A Preferred Unitholder in a disproportionate manner compared to any other Series A Preferred Unitholder, without the consent of such Series A Preferred Unitholder disproportionately affected; provided, notwithstanding the foregoing, any amendment to this Agreement in connection with the issuance of any Limited Partner Interests in accordance with the terms of this Agreement to any Persons other than the Partnership and its Subsidiaries and Affiliates and designations with respect to such Limited Partner Interests shall not be deemed to materially and adversely affect any Series A Preferred Unitholder in a disproportionate manner compared to any other Series A Preferred Unitholder.

(iii) For any matter described in this Section 5.12 in which the Series A Preferred Unitholders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), the Series A Preferred Unitholders entitled to vote shall be entitled to one vote per Series A Preferred Unit.

(iv) Notwithstanding Sections 5.12(e)(ii) and 5.12(e)(iii), no vote of the Series A Preferred Unitholders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Units held by Persons other than the Partnership and its Subsidiaries and Affiliates.

(f) Redemption or Conversion at the Option of the Partnership.

(i) The Partnership shall have the right, subject to the Series A Preferred Unitholders’ rights under Section 5.12(l) and Section 5.12(m), as applicable to the extent exercised by a Series A Preferred Unitholder within ten (10) Business Days following delivery of the Series A Redemption Notice, at any time, and from time to time, after the Series A Original Issue Date to redeem the Series A Preferred Units, which redemption may be in whole or in part, using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series A Redemption Date”). The Partnership shall effect any such redemption (a “Series A Redemption”) by paying cash for each Series A Preferred Unit to be redeemed equal to the applicable Series A Redemption Price.

(ii) The Partnership shall give notice of any redemption by mail, postage prepaid, to each of the Series A Preferred Unitholders (regardless of whether or not the Partnership is redeeming any Series A Preferred Units of such Unitholder) of any Series A Redemption not less than 30 days and not more than 60 days before the Series A Redemption Date (such notice, the “Series A Redemption Notice”); provided, that, the Partnership may deliver the Series A Redemption Notice for a Series A Redemption to be effected in connection with a Series A Change of Control more than 60 days in advance of such Series A Change of Control if definitive agreements are in place that contemplate such Series A Change of Control at the time such Series A Redemption Notice is delivered. The Series A Redemption Notice shall state, as applicable: (1) the Series A Redemption Date, (2) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of Series A Preferred Units to be redeemed from such Series A Preferred Unitholders, (3) the applicable Series A Redemption Price, (4) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the applicable Series A Redemption Price therefor and (5) that distributions on the Series A Preferred Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date. To the extent the Partnership does not elect to redeem Series A Preferred Units on a Pro Rata basis among all of the Series A Preferred Unitholders, each Series A Preferred Unitholder shall have the right to require the Partnership to redeem a Pro Rata portion of the Series A Preferred Units held by it on the same terms by delivering written notice to the Partnership within ten (10) Business Days following delivery of the Series A Redemption Notice to such Series A Preferred Unitholder.

(iii) If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units, the number of Series A Preferred Units to be redeemed shall be determined by the General Partner, and such Series A Preferred Units shall be redeemed by such method of selection as the General Partner shall determine in its sole discretion, Pro Rata, with adjustments to avoid redemption of fractional Series A Preferred Units. The aggregate applicable Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units. The Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Section 5.12.

(iv) If the Partnership gives or causes to be given a Series A Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which such Series A Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the applicable Series A Redemption Price to the Series A Preferred Unitholders whose Series A Preferred Units are to be redeemed upon surrender or deemed surrender of the Certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units as Limited Partners with respect to such Series A Preferred Units to be redeemed shall cease, except the right to receive the applicable

Series A Redemption Price, and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series A Preferred Unitholders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Preferred Unitholders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full applicable Series A Redemption Price of such to-be-redeemed Series A Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(v) If only a portion of the Series A Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate in connection with such Series A Redemption to the Paying Agent, the Partnership shall issue and the Paying Agent shall deliver to the Series A Preferred Unitholders a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(vi) Notwithstanding anything to the contrary in this Section 5.12, if full cumulative distributions on the Series A Preferred Units and any Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series A Preferred Unitholders and holders of any Parity Securities. Subject to Section 4.9, so long as any Series A Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series A Preferred Units and any Parity Securities for all prior Series A Distribution Periods shall have been paid or declared and set aside for payment.

(vii) In connection with a redemption at the Partnership’s election under this Agreement (subject to the rights of Series A Preferred Unitholders in connection with a Series A Change of Control pursuant to Section 5.12(l)), the Partnership shall have the right to cause the conversion of up to 50% of the Series A Preferred Units being redeemed (and to pay cash with respect to the remainder as set forth in this Section 5.12(f)), with each such Series A Preferred Unit being converted, on the applicable Series A Redemption Date, into a number of Common Units equal to (x) the applicable Series A Redemption Price divided by (y) 92.5% of the Common Unit Market Price, if:

A. the Common Units are listed for, or admitted to, trading on a National Securities Exchange, and, to the extent required, the Common Units issuable upon conversion of such Series A Preferred Units have been approved for listing on such National Securities Exchange;

B. the average daily trading volume of the Common Units on the National Securities Exchange on which the Common Units are listed for, or admitted to, trading exceeds 5,000,000 Common Units for any 20 trading days during the 30-trading day period immediately preceding both (i) the date of any notice by the Partnership of a conversion pursuant to this Section 5.12(f)(vii) and (ii) the second trading day prior to such Series A Redemption Date;

C. the Partnership has an effective registration statement on file with the Commission covering resales of the Common Units to be received by such Series A Preferred Unitholders upon such conversion; and

D. the Series A Preferred Units being redeemed for cash in connection with such Series A Redemption are also redeemed on such Series A Redemption Date.

(g) Rank. The Series A Preferred Units shall each be deemed to rank:

(i) senior to any Junior Securities;

(ii) parity with any Parity Securities;

(iii) junior to any Senior Securities; and

(iv) junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required pursuant to Section 5.12(e), Parity Securities from time to time in one or more classes or series without the consent of the Series A Preferred Unitholders.

(h) No Sinking Fund. The Series A Preferred Units shall not have the benefit of any sinking fund.

(i) Record Holders. To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series A Preferred Unitholder as the true, lawful and absolute owner of the applicable Series A Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Units are listed or admitted to trading.

(j) Notices. All notices or communications in respect of the Series A Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Section 5.12, this Agreement or by applicable law.

(k) Other Rights; Fiduciary Duties. The Series A Preferred Units and the Series A Preferred Unitholders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series A Preferred Unitholders, other than the implied contractual covenant of good faith and fair dealing.

(l) Series A Change of Control. Upon the occurrence of a Series A Change of Control that occurs after the Series A Original Issue Date, each Series A Preferred Unitholder, with respect to all but not less than all of its Series A Preferred Units, by notice given to the Partnership within ten (10) Business Days of the date the Partnership provides written notice pursuant to Section 5.12(l)(v), shall be entitled to elect one of the following from sub-clauses (i) through (iv) (or with respect to any subsequent notice exercising any deferred Partnership’s decision of its right to redeem any Series A Preferred Units following the execution of definitive agreements that provide for such Series A Change of Control, solely change its original election, if different, to elect sub-clause (i)) (the “Series A Change of Control Conversion Right”) (with the understanding that any Series A Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in sub-clause (i) below):

(i) convert all, but not less than all, of its Series A Preferred Units into Common Units, effective immediately prior to the closing of the Series A Change of Control, at the then-applicable Series A Change of Control Conversion Ratio (such number of Common Units, the “Series A Change of Control Conversion Consideration”);

(ii) other than with respect to a Series A Change of Control that results in the dissolution or liquidation of the Partnership, require the Partnership (or the surviving entity, if not the Partnership) to redeem all of the Series A Preferred Units held by such Series A Preferred Unitholder for an amount in cash, per Series A Preferred Unit, equal to the applicable Series A Redemption Price. If any Series A Preferred Unitholder elects this sub-clause (ii) with respect to the Series A Preferred Units held by such Series A Preferred Unitholder, then no later than 10 Business Days following the consummation of such Series A Change of Control, the Paying Agent shall remit the applicable cash consideration to such Series A Preferred Unitholder. Any such Series A Preferred Unitholder electing this sub-clause (ii) shall deliver to the Transfer Agent any Certificates representing its Series A Preferred Units concurrent with or as soon as practicable following the delivery by the Series A Preferred Unitholder of the written notice of its election pursuant to this sub-clause (ii). Series A Preferred Unitholders shall retain all of the rights and privileges thereof unless and until the consideration due to them as a result of such redemption shall be paid in full in cash. After any such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest;

(iii) if the Partnership is the surviving entity following such Series A Change of Control, and the Common Units continue to be listed for, or admitted to, trading on a National Securities Exchange, continue to hold its Series A Preferred Units; and

(iv) if the Partnership is not the surviving entity of such Series A Change of Control or the Partnership is the surviving entity but its Common Units will cease to be listed or admitted to trading on a National Securities Exchange (such surviving entity, or the parent of such surviving entity immediately following the Series A Change of Control, the “Successor Entity”), upon request of a Series A Preferred Unitholder require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to the Series A Preferred Unitholder, in exchange for its Series A Preferred Units upon consummation of such Series A Change of Control, a security in the Successor Entity that has substantially similar rights, preferences and privileges as the Series A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 5.12(d) and a conversion rate proportionately adjusted such that the conversion of such security in the Successor Entity immediately following the Series A Change of Control would entitle the Series A Preferred Unitholder to the number of common securities of such Successor Entity (together with a number of common securities of equivalent value to any other assets received by Common Unitholders in such Series A Change of Control), which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Series A Change of Control, such Series A Preferred Unitholder would have been entitled to receive immediately following such Series A Change of Control (such securities in the surviving entity, a “Series A Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Series A Substantially Equivalent Units to any Series A Preferred Unitholder in connection with such Series A Change of Control, each Series A Preferred Unitholder shall be entitled to require conversion or redemption of its Series A Preferred Units in the manner contemplated in sub-clause (i) or (ii) above.

(v) In connection with a Series A Change of Control or the execution of definitive agreements that provide for a Series A Change of Control, the Partnership will promptly provide written notice to the Series A Preferred Unitholders that describes the Series A Change of Control and state: (A) the events constituting the Series A Change of Control; (B) the prior or anticipated date of the Series A Change of Control; (C) the Series A Change of Control Conversion Date; (D) the last date on which the Series A Preferred Unitholders may exercise their Series A Change of Control Conversion Right; (E) if applicable, the type and amount of Series A Alternative Conversion Consideration entitled to be received per Series A Preferred Unit; (F) the name and address of the Paying Agent; (G) the procedures that the Series A Preferred Unitholders must follow to exercise the Series A Change of Control Conversion Right; and (H) whether the Partnership is exercising its right to redeem any Series A Preferred Units in connection with such Series A Change of Control; provided, however, that the Partnership may exercise its right to redeem Series A Preferred Units at any time, in which case, if the Partnership makes such election following, but within 90 days following, the occurrence of such Series A Change of Control, the Partnership shall provide to the Series A Preferred Unitholders a notice under this Section 5.12(l)(v) and a Series A Redemption Notice, and the Series A Preferred Unitholders shall retain the right to receive Series A Change of Control Conversion Consideration solely in accordance with Section 5.12(l)(i) to the extent exercised by a Series A Preferred Unitholder within ten (10) Business Days following delivery of such subsequent notice. Subject to the foregoing, nothing in this Section 5.12(l) shall limit the redemption rights of the Partnership set forth in Section 5.12(f). The “Series A Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series A Preferred Units are entitled to be converted to Series A Conversion Common Units as provided in Section 5.12(l)(i). Such Series A Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 60 days from the date on which the Partnership provides the notice to the Series A Preferred Unitholders of the Series A Change of Control Conversion Right under this Section 5.12(l)(v) and Section 5.12(n); provided, that, such Series A Change of Control Conversion Date may be more than 60 days from the date on which the Partnership provides such notice to the Series A Preferred Unitholders if definitive agreements are in place that contemplated such Series A Change of Control at the time such Series A Redemption Notice is delivered so long as such extended Series A Change of Control Conversion Date does not occur after the date of such Series A Change of Control.

(vi) Subject to Section 5.9 and Section 5.12(n), the “Series A Change of Control Conversion Ratio” shall be calculated as based upon: (i) if on or prior to the sixth anniversary of the Series A Original Issue Date, the quotient of (x) (A) $1,010.00, plus (B) any accrued and unpaid distributions as of the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case any accumulated and unpaid distributions that will be paid on such Series A Distribution Payment Date will be excluded from this amount) divided by (y) 92.5% of the Common Unit Market Price; or (ii) following the sixth anniversary of the Series A Original Issue Date, the quotient of (x) (A) the Stated Series A Liquidation Preference, plus (B) any accrued and unpaid distributions as of the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case any accumulated and unpaid distributions that will be paid on such Series A Distribution Payment Date will be excluded from this amount) divided by (y) 92.5% of the Common Unit Market Price.

(vii) In the case of a Series A Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Series A Alternative Conversion Consideration”), each Series A Preferred Unitholder electing to exercise its Series A Change of Control Conversion Right will receive upon conversion of the Series A Preferred Units elected by such holder the kind and amount of such Series A Alternative Conversion Consideration on a per Series A Preferred Unit basis that such Series A Preferred Unitholder would have owned or been entitled to receive upon the Series A Change of Control had such Series A Preferred Unitholder held a number of Common Units equal to the Series A Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Series A Change of Control, the consideration that the Series A Preferred Unitholders electing to exercise their Series A Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, Pro Rata reductions applicable to any portion of the consideration payable in the Series A Change of Control. No fractional Common Units will be issued upon the conversion of the Series A Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Common Units.

(viii) The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the opening of business on the first Business Day following any date on which the Partnership (or a third party with its prior written consent) provides the notice described in Section 5.12(l)(v) to the Series A Preferred Unitholders.

(ix) Each Series A Preferred Unitholder electing to exercise its Series A Change of Control Conversion Right will be required to comply with any applicable procedures contained in the notice described in Section 5.12(l)(v) for effecting the conversion, which procedures must be reasonably necessary to effect the conversion.

(x) Upon conversion, the rights of such participating Series A Preferred Unitholders as a holder of the Series A Preferred Units shall cease with respect to such converted Series A Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series A Preferred Unit converted into Series A Converted Common Units pursuant to this Section 5.12(l) shall, upon the Series A Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of such Series A Conversion Common Units.

(xi) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Common Units. However, the participating Series A Preferred Unitholder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series A Conversion Common Units in a name other than such Series A Preferred Unitholder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Preferred Unitholder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series A Preferred Unitholder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(xii) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series A Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(xiii) Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Preferred Unitholder any rights as a creditor in respect of its right to conversion of Series A Preferred Units.

(m) Conversion at the Option of the Series A Preferred Unitholders; Investment Grade Rating Event Conversion.

(i) Conversion.

A. On and after the fifth anniversary of the Series A Original Issue Date, the Series A Preferred Units owned by any Series A Preferred Unitholder shall be convertible, in whole or in part, at any time and from time to time upon the request of such Series A Preferred Unitholder, but not more than once per Quarter, into a number of Series A Conversion Common Units equal to (x) the number of Series A Preferred Units designated to be converted in a Series A Conversion Notice, multiplied by (y) the Series A Conversion Ratio as of such date, as further provided in Section 5.12(m)(iii); provided, however, that the Partnership shall not be obligated to honor any such conversion request if such conversion request does not pertain to at least $10.0 million based on the Stated Series A Liquidation Preference (or such lesser amount to the extent such exercise covers all of such Series A Preferred Unitholder’s Series A Preferred Units); provided, further, a Series A Preferred Unitholder cannot exercise its right to have the Partnership convert its Series A Preferred Units following delivery to such Series A Preferred Unitholder of a Series A Redemption Notice unless, within ten (10) Business Days of receipt of such Series A Redemption Notice, it provides its Series A Conversion Notice; provided, further, if the Partnership has exercised the Series A Redemption as provided in Section 5.12(f), the once-per-Quarter limitation shall not apply.

B. Upon the occurrence of an Investment Grade Rating Event at any time on or prior to the sixth anniversary of the Series A Original Issue Date, by notice given by a Series A Preferred Unitholder within ten (10) Business Days of the date of the Investment Grade Rating Event, the Series A Preferred Units owned by such Series A Preferred Unitholder shall be convertible, in whole or in part, into a number of Series A Conversion Common Units equal to the quotient of (x) (I) $1,010.00, plus (II) any accrued and unpaid distributions as of the applicable conversion date in respect of such Investment Grade Rating Event (unless such date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case any accumulated and unpaid distributions that will be paid on such Series A Distribution Payment Date will be excluded from this amount) up to the applicable conversion date in respect of such Investment Grade Rating Event, divided by (y) 92.5% of the Common Unit Market Price.

C. In connection with any liquidation of the Partnership, the Series A Preferred Units shall be convertible, in whole or in part, into a number of Series A Conversion Common Units equal to the quotient of (x) the applicable Series A Redemption Price up to the applicable conversion date in respect of such liquidation (which for the avoidance of doubt shall include any accrued and unpaid Series A Distributions (including any Series A Partial Period Distributions) on the applicable Series A Preferred Unit), divided by (y) 92.5% of the Common Unit Market Price.

(ii) Conversion Notice. To convert Series A Preferred Units into Common Units pursuant to Section 5.12(m)(i), the Series A Converting Unitholder shall give written notice (a “Series A Conversion Notice”) to the Partnership stating that such Series A Converting Unitholder elects to so convert Series A Preferred Units and shall state or include therein the following: (a) the number of Series A Preferred Units to be converted; and (b) if a Certificate has been issued for such Series A Preferred Units, the duly endorsed Certificate(s) evidencing the Series A Preferred Units to be converted. The date any Series A Conversion Notice is received by the Partnership shall be hereinafter referred to as a “Series A Conversion Notice Date.”

(iii) Timing; Issuance.

A. If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership in accordance with Section 5.12(m)(ii), the Partnership shall issue to such Series A Preferred Unitholder the applicable Series A Conversion Common Units no later than five Business Days after the Series A Conversion Notice Date (the “Series A Conversion Date”). Upon issuance of Series A Conversion Common Units to the Series A Converting Unitholder, all rights of the Series A Converting Unitholder with respect to the converted Series A Preferred Units shall cease, including, without limitation, any further accrual of distributions, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Common Units. The Series A Conversion Common Units shall be issued in the name of the Record Holder of such Series A Preferred Units. Fractional Common Units shall not be issued to any person pursuant to this Section 5.12(m). Any amounts that would otherwise be represented by fractional Common Units will be aggregated for each Record Holder with any remaining amount for such Record Holder that would otherwise be represented by a single fractional Common Unit, at the option of the Partnership, paid in cash (with the amount of such cash payment being based on the value of such fractional Common Unit based on the Closing Price of the Common Units on the Series A Conversion Notice Date), or rounded up and paid in the form of an additional whole Common Unit.

B.The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Common Units. However, the Series A Converting Unitholder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series A Conversion Common Units in a name other than such Series A Converting Unitholder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series A Converting Unitholder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series A Converting Unitholder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

C. The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted the Series A Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

D. Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Preferred Unitholder any rights as a creditor in respect of its right to conversion of Series A Preferred Units.

(n) Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Series A Original Issue Date and following any days used in determining the applicable Common Unit Market Price, the Partnership (i) makes a distribution on its Common Units payable in Common Units or another Partnership Interest, (ii) subdivides or splits its Outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a smaller number of Common Units or (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Series A Conversion Ratio or Series A Change of Control Conversion Ratio, or conversion calculations pursuant to adjustments to the Common Unit Market Price, determined based on any days prior to, on or after the Record Date for such distribution or the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (iii) and (iv) above) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.12 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event. For the avoidance of doubt, no adjustment shall be made to the Series A Conversion Ratio, Series A Change of Control Conversion Ratio, or conversion calculations pursuant to Section 5.12(f)(vii), Section 5.12(m)(i)(B) or Section 5.12(m)(i)(C), pursuant to this Section 5.12(n) as a result of, subject to any affirmative vote or consent that may be required under Section 5.12(e): (w) cash distributions made to any holders of Partnership Securities, (x) any issuance of Partnership Security for cash (or upon conversion of any convertible Partnership Security or convertible debt), (y) any grant of Partnership Securities or any option, warrant or other right to purchase or receive Partnership Securities or issuance of Partnership Securities upon the exercise or vesting of any such option, warrant or right, or (z) the issuance of Partnership Securities in connection with the acquisition of assets or equity interests by the Partnership or any Subsidiary.

(o) Series A Preferred Transfer Restrictions.

(i) Notwithstanding any other provision of this Section 5.12(o) (other than (o)(ii)(A) - (o)(ii)(C)), each Series A Purchaser shall be permitted to transfer any Series A Preferred Units owned by such Series A Purchaser to (i) any of its Affiliates or its successors by combination or merger (other than a multiple-survivor combination or merger) or (ii) any Affiliate of the General Partner and/or EPCO, subject, in each case, to compliance with applicable securities laws, this Agreement and, for the avoidance of doubt, clauses (B) and (C) of Section 5.12(o)(ii) and provided that the Partnership is given written notice prior to any transfer or assignment made pursuant to this Section 5.12(o)(i), stating the name and address of each such transferee or assignee and identifying the Series A Preferred Units with respect to which such transfer or assignment is being made. For any such transfer or assignment of Series A Preferred Units owned by a Series A Purchaser to any Affiliate or successor by combination or merger (other than a multiple-survivor combination or merger) or any Affiliate of the General Partner and/or EPCO, any adjustment to the adjusted tax basis of any Partnership assets pursuant to Section 743(b) of the Code shall take into account for purposes of such adjustment, including for purposes of the Affiliate’s or any Affiliate of the General Partner and/or EPCO’s interest in the Partnership’s previously taxed capital pursuant to Treasury Regulations Section 1.743-1(d), such amount that would be applicable upon the conversion of such Series A Preferred Units to Common Units under the terms of this Agreement.

(ii) Without the prior written consent of the Partnership, except as specifically provided in this Agreement, each Series A Preferred Unitholder shall not: (A) during the period commencing on the Series A Original Issue Date and ending on the first anniversary of the Series A Original Issue Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units; (B) at any time (other than in connection with any bona fide pledge), offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase any Series A Preferred Units or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units without first offering such securities to the Partnership pursuant to Section 5.12(o)(iv); or (C) effect any transfer of Series A Preferred Units in a manner that violates the terms of this Agreement; provided, however, that such Series A Preferred Unitholder may enter into a bona fide pledge all or any portion of its Series A Preferred Units to any holders of debt obligations owed by such Series A Preferred Unitholder, including to the trustee for, or representative of, such holder.

(iii) Subject to Section 5.12(o)(i) and Section 5.12(o)(ii), following the first anniversary of the Series A Original Issue Date, each Series A Preferred Unitholder may freely transfer Series A Preferred Units involving at least $10.0 million in Series A Preferred Units based on the Stated Series A Liquidation Preference (or such lesser amount if it (i) constitutes the remaining holdings of such Series A Preferred Unitholder or (ii) has been approved by the General Partner, in its sole discretion), subject, in each case, to compliance with applicable securities laws and this Agreement (including, for the avoidance of doubt, clauses (B) and (C) of Section 5.12(o)(ii)).

(iv) Notwithstanding anything to the contrary in this Section 5.12(o), if at any time a Series A Preferred Unitholder (a “Series A ROFO Unitholder”) proposes, other than in connection with a bona fide pledge, to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase any Series A Preferred Units to any Person other than (A) its Affiliate or a successor by combination or merger (other than a multiple-survivor combination or merger) or (B) any Affiliate of the General Partner and/or EPCO, such Series A Preferred Unitholder shall first deliver a written notice to the Partnership of such proposed disposition (a “Series A ROFO Notice”) setting forth the number of Series A Preferred Units that the Series A ROFO Unitholder desires to sell (the “Series A ROFO Units”). The Partnership shall have the right to make a written offer (a “Series A ROFO Offer”) to such Series A ROFO Unitholder in writing (the “Series A ROFO Response”) within ten (10) Business Days of its receipt of a Series A ROFO Notice whether the Partnership has an interest in acquiring any portion of the Series A ROFO Units and shall include in its Series A ROFO Response the price per Series A ROFO Unit that the Partnership desires to pay (the “Series A ROFO Price per Unit”). If the Partnership delivers a Series A ROFO Response in accordance with the immediately preceding sentence, then the applicable Series A ROFO Unitholder and the Partnership shall in good faith negotiate the terms of a sale of the Series A ROFO Units to the Partnership (or a Subsidiary designated by the Partnership). The Partnership shall have twenty (20) Business Days from the date of the Series A ROFO Notice to enter into a definitive agreement with the Series A ROFO Unitholder, during which time the Series A ROFO Unitholder shall engage in good faith negotiations with the Partnership to attempt to reach a reasonable agreement with respect to such Series A ROFO Units. Thereafter, the Series A ROFO Unitholder and the Partnership shall then have ten (10) Business Days from the date of such agreement to consummate such purchase of the ROFO Units (any such purchase, a “Series A ROFO Sale”), which period shall be extended as appropriate in case of required regulatory approvals or any undue delay or delays caused by the Series A ROFO Unitholder. In the event that the Partnership and the Series A ROFO Unitholder fail to consummate a Series A ROFO Sale during the time periods referred to in this Section 5.12(o)(iv), the Series A ROFO Unitholder may, during the 90 days immediately thereafter (which period may be extended upon agreement by the Series A ROFO Unitholder and the Partnership) (the “Series A ROFO Transfer Period”), elect to transfer all of the Series A ROFO Units that are the subject of the Series A ROFO Notice to a Person (subject to the other limitations in this Section 5.12(o) and this Agreement) at a price greater than the ROFO Price per Unit indicated in the Partnership’s Series A ROFO Response. If the Series A ROFO Unitholder does not transfer all of the Series A ROFO Units or such transfer is not consummated within the Series A ROFO Transfer Period, the rights provided hereunder shall be deemed to be revived and the Series A RO–FO Units shall not be transferred to any Person unless first re-offered to the Partnership pursuant to a subsequent Series A ROFO Notice and process in accordance with this Section 5.12(o)(iv).

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below. For purposes of making allocations under this Section 6.1, a Person shall be considered as the holder solely of the class of Partnership Interests to which such allocation relates.

(a) Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(c):

(i) Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated:

A.First, to the Series A Preferred Unitholders in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the cumulative amount of all Net Loss allocated with respect to such Series A Preferred Units pursuant to Section 6.1(a)(ii)(B) for all previous taxable periods, over (y) the aggregate amount of items of Partnership Net Income allocated with respect to such Series A Preferred Units pursuant to this Section 6.1(a)(i)(A) for the current taxable period and all previous taxable periods; and

B. Second, the balance, if any, to the Unitholders in accordance with their Percentage Interests

(ii) Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss shall be allocated:

A. First, to the Unitholders in proportion to, and to the extent of, the positive balances in their respective Capital Accounts;

B. Second, to the Series A Preferred Unitholders in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

C. Third, the balance, if any, 100% to the Unitholders in accordance with their respective Percentage Interests.

(b) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(c), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(b) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1; provided, however, that solely for purposes of this Section 6.1(b), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

A. First, to each Unitholder having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

B. Second, to the Series A Preferred Unitholders in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the cumulative amount of all Net Termination Loss allocated with respect to such Series A Preferred Units pursuant to Section 6.1(b)(ii)(B) for all previous taxable periods, over (y) the aggregate amount of items of Partnership Net Termination Gain allocated with respect to such Series A Preferred Units pursuant to this Section 6.1(b)(i)(B) for the current taxable period and all previous taxable periods; and

C. Third, 100% to the Unitholders in accordance with their respective Percentage Interests, provided that for the purposes of such allocation the Series A Preferred Units shall be treated as if they had converted immediately prior to the beginning of such taxable period into the number of Common Units into which such Series A Preferred Units would be convertible at the then-applicable Series A Conversion Ratio (regardless of whether the Series A Preferred Units are then convertible).

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be decreased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

A. First, to the Unitholders in proportion to, and to the extent of, the positive balances in their respective Capital Accounts;

B. Second, to the Series A Preferred Unitholders in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

C. Third, the balance, if any, 100% to the Unitholders in accordance with their respective Percentage Interests.

(c) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(c)(vi) and 6.1(c)(vii)). This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Sections 6.1(c)(vi) and 6.1(c)(vii), with respect to such taxable period. This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Priority Allocations. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders (except, for the avoidance of doubt, Unitholders holding Series A Preferred Units with respect to any Record Date prior to the Series A Conversion Date) with respect to their Units (on a per Unit basis), then (1) there shall be allocated income and gain to each Unitholder receiving such greater cash or property distribution until the aggregate amount of such items allocated pursuant to this Section 6.1(c)(iii) for the current taxable year and all previous taxable years is equal to the product of (A) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (B) the number of Units owned by the Unitholder receiving the greater distribution.

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of

Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(c)(i) or (ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners (including the Series A Preferred Unitholders in respect of their Series A Preferred Units) in accordance with their respective Percentage Interests, provided that for purposes of such allocations the Series A Preferred Units shall be treated as if they had converted immediately prior to the beginning of such taxable period into the number of Common Units into which such Series A Preferred Units would be convertible at the then-applicable Series A Conversion Ratio (regardless of whether the Series A Preferred Units are then convertible).

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x) Curative Allocation.

A. Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(c)(x)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(c)(x)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

B. The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(c)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section(c)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xi) Cost Recovery Deductions. Depreciation, amortization and cost recovery deductions of the Partnership for any taxable period shall be allocated among the Partners and the Series A Preferred Unitholders on a Pro Rata basis as if the Outstanding Series A Preferred Units had converted immediately prior to the beginning of such taxable period into the number of Common Units into which such Series A Preferred Unit would be convertible at the then-applicable Series A Conversion Ratio (regardless of whether the Series A Preferred Units are then convertible).

(xii) [Reserved]

(xiii) Economic Uniformity. With respect to any taxable period in which a Series A Conversion Date occurs (and, if necessary, any subsequent taxable period), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each Series A Preferred Unitholder with respect to such holder’s Series A Preferred Units that are Outstanding on such Series A Conversion Date in the proportion that the respective number of Series A Preferred Units held by such holder bears to the total number of Series A Preferred Units then Outstanding, until each such Series A Preferred Unitholder has been allocated the amount of gross income, gain, deduction or loss with respect to such holder’s Series A Preferred Units that causes the Capital Account attributable to each Series A Preferred Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Common Unit on such Series A Conversion Date. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying converted Series A Preferred Units and the Capital Accounts underlying Common Units immediately prior to the conversion of Series A Preferred Units into Common Units to the extent such uniformity is not otherwise achieved under the terms of this Agreement.

(xiv) OTA Special Allocations. All OTA Items shall be allocated to the Unitholders (other than OTA) in accordance with their respective Percentage Interests. Items of income and gain allocated under the foregoing provisions of Sections 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii) or 6.1(c)(ix) that are OTA Items shall, to the maximum extent possible, be allocated to the Unitholders (other than OTA) in accordance with their respective Percentage Interests.

(xv) Series A Preferred Unit Allocations.

A. Items of Partnership gross income or gain (other than OTA Items) shall be allocated to each Series A Preferred Unitholder until the aggregate amount of gross income or gain allocated to each Series A Preferred Unitholder pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all cash distributions made to each Series A Preferred Unitholder with respect to its Series A Preferred Units pursuant to Section 5.12(d) from the date such Series A Preferred Units were issued to a date 45 days after the end of the current taxable year (without taking into account the cash distributions treated as made to Series A Preferred Unitholders pursuant to Section 5.12(d)(v)).

B. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (I) the Liquidation Date occurs prior to the conversion of the last Outstanding Series A Preferred Unit and (II) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Per Unit Capital Amount of each Series A Preferred Unit does not equal or exceed the Stated Series A Liquidation Preference, then items of income, gain, loss and deduction (other than OTA Items) for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Stated Series A Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of income and gain (other than OTA Items) that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the holders of Common Units to the holders of Series A Preferred Units. In the event that (i) the Liquidation Date occurs on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(c)(xv)(B) fails to achieve the Per Unit Capital Amounts described above, items of income, gain, loss and deduction (other than OTA Items) that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(c)(xv)(B), cause the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Stated Series A Liquidation Preference.

6.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (A) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (B) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulation. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the principal National Securities Exchange on which the Common Units are then traded on the first Business Day of each month; provided, however, that such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date or the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the Nasdaq National Market on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the Nasdaq National Market (or such other National Securities Exchange on which the Common Units are then primarily traded) on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this ARTICLE VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

(i) Corrective Allocations. If, as a result of the exercise of a Noncompensatory Option, including the conversion of Series A Preferred Units into Common Units, the General Partner determines that a Capital Account reallocation pursuant to Regulations Section 1.704-1(b)(2)(iv)(s)(3) is necessary or advisable, the Partnership shall make corrective allocations pursuant to Regulation Section 1.704-1(b)(4)(x).

6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Within 45 days following the end of each Quarter commencing with the Quarter ending on September 30, 1998, an amount equal to 100% of Available Cash (whether from Operating Surplus or Capital Surplus) with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act and any terms in this Agreement in respect of Series A Preferred Units, be distributed in accordance with this ARTICLE VI by the Partnership to the Partners in accordance with their Percentage Interest as of the Record Date selected by the General Partner in its reasonable discretion. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act. This Section 6.3(a) (except for the second to the last sentence of this Section 6.3(a)) shall not apply to distributions paid with respect to the Series A Preferred Units.

(b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii)(A) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) All OTA Available Cash shall be distributed by the Partnership to the Partners (other than OTA) in accordance with their Percentage Interests.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including the Operating Partnership); the repayment of obligations of the Partnership Group; and the making of capital contributions to any member of the Partnership Group;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate (if such insurance is not maintained pursuant to the Administrative Services Agreement);

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

(xiv) the undertaking of any action in connection with the Partnership’s ownership or operation of any Group Member, including exercising, on behalf and for the benefit of the Partnership, the Partnership’s rights as the sole stockholder of the Operating General Partner.

(b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Operating Partnership Agreement, the Underwriting Agreement, the Administrative Services Agreement, and the other agreements described in or filed as a part of the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to ARTICLE XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

7.2 . Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of

Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

7.3 Restrictions on General Partner’s Authority.

(a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

(b) Except as provided in ARTICLE XII and ARTICLE XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership, without the approval of holders of a Unit Majority and Special Approval; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or the Operating Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership or any Group Member.

(b) Subject to any applicable limitations contained in the Administrative Services Agreement, the General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid by the General Partner to EPCO under the Administrative Services Agreement and including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit and incentive plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates, or directly to the applicable employees, any Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Partnership Securities purchased by the General Partner or such Affiliate (on behalf of the applicable employees) from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit or incentive plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s Partnership Interest as the General Partner in the Partnership pursuant to Section 4.6.

7.5 Outside Activities.

(a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as the general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or managing member and to undertake activities that are ancillary or related thereto (including being a limited partner in the partnership), and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement.

(b) [Reserved]

(c) Except as specifically restricted by Section 7.5(a) and the Administrative Services Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

(d) Subject to the terms of the Administrative Services Agreement and Section 7.5(a) and 7.5(c), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

(e) The General Partner and any of its Affiliates may acquire Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Partnership Securities.

(f) The term “Affiliates” when used in Section 7.5(a) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or its Affiliates may, but shall be under no obligation to, lend to any Group Member, upon the written request of any Group Member to the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as may be determined pursuant to Special Approval; provided, however, that in any such case the lending party may not (i) charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or (ii) impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined pursuant to Special Approval. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement, in addition to the Administrative Services Agreement, with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, or (ii) any transaction, the terms of which are objectively demonstrable to be no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3 and any other transactions described in or contemplated by the Registration

Statement, (ii) any transaction approved by Special Approval, or (iii) any transaction, the terms of which are objectively demonstrable to be no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit and Conflicts Committee, in determining (in connection with Special Approval) whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit and Conflicts Committee deems relevant under the circumstances.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, as a result of actions taken by such Indemnitee in its capacity as a Person of the type described in clauses (a)-(d) of the definition of the term “Indemnitee”; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as a Person of the type described in clauses (a)-(d) of the definition of the term “Indemnitee”, and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to receive indemnification (including expense advancement as provided by Section 7.7(b)) from the Partnership, nor the obligations of the Partnership to indemnify, or advance the expenses of, any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any

other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership’s and General Partner’s and the Operating General Partner’s directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9 Resolution of Conflicts of Interest.

(a) Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership; provided that, any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts within the actual knowledge of the officers and directors of the General Partner and EPCO regarding the proposed transaction were disclosed to the Audit and Conflicts Committee at the time it gave its approval), or (ii) on terms objectively demonstrable to be no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. The Audit and Conflicts Committee (in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Audit and Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Audit and Conflicts Committee to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner in compliance with this Section 7.9 with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed that amount equal to the product of (i) the General Partner’s Percentage Interest, and (ii) the total amount distributed to all partners.

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

7.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

(d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

7.11 Purchase or Sale of Partnership Securities. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities, such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of ARTICLE IV and ARTICLE X.

7.12 Registration Rights of the General Partner and its Affiliates.

(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at November 22, 2010 notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if at the time a request pursuant to this Section 7.12 is submitted to the Partnership, EPCO or its Affiliates requesting registration is an Affiliate of the General Partner and the Audit and Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act)

and any agent thereof (collectively, “Indemnified Persons”) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

7.13 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP or such other accounting standards as may be required by the U.S. Securities and Exchange Commission.

8.2 Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP or such other accounting standards as may be required by the U.S. Securities and Exchange Commission, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, such information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

(c) Such reports shall present the consolidated financial position of the Partnership Group, but shall not consolidate the assets or liabilities of any other Person. Such reports shall contain notes indicating that the assets and liabilities of the Partnership Group are separate from the assets and liabilities of EPCO and the other Affiliates of the General Partner.

ARTICLE IX

TAX MATTERS

9.1 Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

9.2 Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest that is traded on any National Securities Exchange will be deemed to be the lowest quoted closing price of such Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

9.3 Tax Controversies. Subject to the provisions hereof, the General Partner (or its designee) is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code as in effect prior to the enactment of the Bipartisan Budget Act of 2015), and the Partnership Representative (as defined in Section 6223 of the Code following the enactment of the Bipartisan Budget Act of 2015) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. In its capacity as Partnership Representative, the General Partner shall exercise any and all authority of the Partnership Representative under the Code, including, without limitation, binding the Partnership and its Partners with respect to tax matters; provided, however, that any imputed underpayments resulting from any adjustments of the type described in Section 6225 of the Code, and any Treasury Regulations promulgated thereunder, shall be paid by the Partnership in the “adjustment year” (as defined in such Section 6225(d)). Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner in its capacity as the Tax Matters Partner or Partnership Representative.

9.4 Withholding and Other Tax Payments by the Partnership.

(a) The General Partner may treat taxes paid by the Partnership on behalf of all or less than all of the Partners either as a distribution of cash to such Partners or as a general expense of the Partnership, as determined appropriate under the circumstances by the General Partner.

(b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income or from a distribution to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 or Section 12.4(c) in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

10.1 Admission of Initial Limited Partners. Upon the issuance by the Partnership of Common Units and subordinated units of the Partnership to DFI, as described in Section 5.2, DFI was admitted to the Partnership as a Limited Partner in respect of the Units issued to it. Upon the issuance by the Partnership of Common Units to the Underwriters as described in Section 5.3 in connection with the Initial Offering and the execution by each Underwriter of a Transfer Application, the General Partner admitted the Underwriters to the Partnership as Initial Limited Partners in respect of the Common Units purchased by them.

10.2 Admission of Substituted Limited Partner. By transfer of a Limited Partner Interest in accordance with ARTICLE IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest, or other evidence of the issuance of uncertificated Units, shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate, or other evidence of the issuance of uncertificated Units, to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

10.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s Partnership Interest as general partner in the Partnership pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner’s Partnership Interest as a general partner in the Partnership pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

10.4 Admission of Additional Limited Partners.

(a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes or is deemed to have made a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

10.5 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) the General Partner voluntarily withdraws from the Partnership by receiving Special Approval and giving notice to the other Partners;

(ii) the General Partner transfers all of its rights as General Partner pursuant to Section 4.6 following the receipt of Special Approval thereof;

(iii) the General Partner is removed pursuant to Section 11.2;

(iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iii) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, as the case may be, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of a member of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

11.2 Removal of the General Partner. The General Partner may be removed if such removal is approved by Unitholders holding at least 60% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Sections 10.3 and 10.5.

11.3 Interest of Departing Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its Partnership Interest as a general partner in the Partnership and its partnership or member interest as the general partner or managing member in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure or, if there is not agreement as to the fair market value of such Combined Interest, within ten (10) days after such agreement is reached. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.

(b) For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

(c) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

11.4 [Reserved]

11.5 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

12.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) the expiration of its term as provided in Section 2.7;

(b) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(c) an election to dissolve the Partnership by the General Partner that receives Special Approval and is approved by the holders of a Unit Majority;

(d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(e) the sale of all or substantially all of the assets and properties of the Partnership Group.

12.2 Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this ARTICLE XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

12.3 Liquidator. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under ARTICLE VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence); provided that the Stated Series A Liquidation Preference (to the extent of the positive balances in the associated Capital Accounts) and any accumulated and unpaid Series A Distributions shall be paid prior to making any distributions pursuant to this Section 12.4(c).

12.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6 Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

12.7 Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

12.8 Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

12.9 Certain Prohibited Acts. Without obtaining Special Approval, the General Partner shall not take any action to cause the Partnership or the Operating Partnership to (i) make or consent to a general assignment for the benefit of the Partnership’s or the Operating Partnership’s creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Partnership or the Operating Partnership or otherwise seek, with respect to the Partnership or the Operating Partnership, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the Partnership or the Operating Partnership a liquidation, dissolution, arrangement, or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partnership or the Operating Partnership in a proceeding of the type described in clauses (i)–(iii) of this Section 12.9; (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or the Operating Partnership or for all or any substantial portion of its properties; (vi) sell all or substantially all of its assets, except in accordance with Section 7.3(b); (vii) dissolve or liquidate, except in accordance with ARTICLE XII; or (viii) merge or consolidate, except in accordance with ARTICLE XIV.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1 Amendment to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that no Group Member will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.10 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Series A Distributions) are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

13.2 Amendment Procedures. Except as provided in Sections 13.1 and 13.3, and Section 5.12(e), all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments. Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment of (i) the definitions of “Audit and Conflicts Committee,” “Special Approval” or “S&P Criteria,” (ii) Section 2.9, (iii) Section 4.6, (iv) Section 7.3(b), (v) Section 7.9(a), (vi) Section 8.3(c), (vii) Section 10.3, (viii) Section 12.9, (ix) Section 14.2, or (x) any other provision of this Agreement requiring that Special Approval be obtained as a condition to any action, shall be effective without first obtaining Special Approval.

13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or 12.1(c), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(c), give any Person the right to dissolve the Partnership.

(c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the General Partner’s authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Common Units.

13.4 Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this ARTICLE XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

13.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

13.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this ARTICLE XIII.

13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

13.9 Quorum. The holders of a majority of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General

Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Limited Partner Interests specified in this Agreement (including Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

13.10 Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

13.11 Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

13.12 Voting and Other Rights.

(a) Only those Record Holders of the Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding” and Section 5.12(e)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Notwithstanding anything herein to the contrary, Common Units owned by the Partnership or its direct or indirect wholly owned Subsidiaries shall not be entitled to be voted on any matter hereunder where a vote of holders of Common Units is required (including on an “as-converted” basis) and shall be disregarded for purposes of calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

(b) Only those Record Holders of the Series A Preferred Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding” and Section 5.12(e)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series A Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series A Preferred Units. Outstanding Series A Preferred Units owned by the Partnership or its direct or indirect wholly owned Subsidiaries shall not be entitled to be voted in accordance with Section 5.12(e)(i).

(c) With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(c) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

14.1 Authority. The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this ARTICLE XIV.

14.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this ARTICLE XIV requires the prior approval of the General Partner, including Special Approval from the Audit and Conflicts Committee. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, and if Special Approval has been obtained, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger or consolidation;

(d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

14.3 Approval by Limited Partners of Merger or Consolidation.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of ARTICLE XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Limited Partner Interests or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Agreement, the General Partner is permitted, in its discretion and without Limited Partner approval, to (i) convert the Partnership or any Group Member to another type of limited liability entity as provided by Section 17-219 of the Delaware Act or (ii) merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Partnership or other Group Member, provided that in any such case (A) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any member in the Operating Partnership or cause the Partnership or Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, (C) the governing instruments of the new entity provide the Limited Partners with rights and obligations that are, in all material respects, the same rights and obligations of the Limited Partners hereunder and (D) the organizational documents of the new entity and of the new entity’s general partner, manager, board of directors or other Person exercising management and decision-making control over the new entity recognize and provide for the establishment of an “Audit and Conflicts Committee” and the other matters described in Section 4.6(c)(iv).

14.4 Certificate of Merger. Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

14.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this ARTICLE XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time not more than 15% of the total Limited Partner Interests of any class then Outstanding (other than the Series A Preferred Units) is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner

Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per limited partner interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, or other evidence of the issuance of uncertificated Units, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate, or other evidence of the issuance of uncertificated Units, shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, or other evidence of the issuance of uncertificated Units, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or

the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest, or other evidence of the issuance of uncertificated Units, to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

(d) Notwithstanding anything in this ARTICLE XV to the contrary, the repurchase right described in this ARTICLE XV shall not apply to the Series A Preferred Units.

ARTICLE XVI

GENERAL PROVISIONS

16.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

16.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

16.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

16.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

16.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the Certificate evidencing such Unit, or other evidence of the issuance of uncertificated Units, or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

16.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

16.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.10 Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

16.11 Amendments to Reflect GP Reorganization Agreement. In addition to the amendments to this Agreement contained in the GP Reorganization Agreement and notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be deemed to be further amended and modified to the extent necessary, but only to the extent necessary, to carry out the purposes of and intent of the GP Reorganization Agreement.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

ENTERPRISE PRODUCTS HOLDINGS LLC

By:	/s/ W. Randall Fowler
W. Randall Fowler
Co-Chief Executive Officer and Chief Financial Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

By: Enterprise Products Holdings LLC

General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6.

By:	/s/ W. Randall Fowler
W. Randall Fowler
Co-Chief Executive Officer and Chief Financial Officer

Attachment I

DEFINED TERMS

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i) or 6.1(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit, a Series A Preferred Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General Partner Interest, Common Unit, Series A Preferred Unit or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest, Common Unit, Series A Preferred Unit or other interest was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii). Once an Adjusted Property is deemed contributed to a new partnership in exchange for an interest in the new partnership, followed by the deemed liquidation of the Partnership for federal income tax purposes upon a termination of the Partnership pursuant to Treasury Regulation Section 1.708-(b)(1)(iv), such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii).

“Administrative Services Agreement” means the Second Amended and Restated Administrative Services Agreement, dated effective as of October 1, 2004, by and among EPCO, the Partnership, the Operating Partnership, the General Partner and the Operating General Partner, as it may be amended or restated from time to time.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Person shall only be considered an “Affiliate” of the General Partner if such Person owns, directly or indirectly, 50% or more of the voting securities of the General Partner or otherwise possesses the sole power to direct or cause the direction of the management and policies of the General Partner.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Seventh Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., as it may be amended, supplemented or restated from time to time.

“Arrears” means, with respect to Series A Distributions on the Series A Preferred Units for any Series A Distribution Period (or, with respect to the initial Series A Distribution, for the initial Series A Distribution Period), that the full cumulative Series A Distributions through the most recent Series A Distribution Payment Date have not been paid on all Outstanding Preferred Units of such series.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Audit and Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of three or more directors who meet the independence, qualification and experience requirements of the New York Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and at least two of whom also meet the S&P Criteria.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date,

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter (excluding cash and cash equivalents of OTA), and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from (A) borrowings under the Working Capital Facility made subsequent to the end of such Quarter or (B) Interim Capital Transactions after the end of such Quarter designated by the General Partner as Operating Surplus in accordance with clause (a)(iii)(A) of the definition of Operating Surplus, less

(b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide for Series A Payments; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter, but on or before the date of determination of Available Cash with respect to such Quarter, shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero. “Available Cash” shall not include any OTA Available Cash.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of a Common Unit, any Series A Preferred Unit or any other Partnership Interest shall be the amount which such Capital Account would be if such Common Unit, Series A Preferred Unit or other Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such Common Unit, Series A Preferred Unit or other Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the construction of new, capital assets, in each case made to increase the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” means any remaining amounts of Available Cash distributed by the Partnership on an applicable date other than amounts deemed to be from Operating Surplus.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d)(i) and Section 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

“Certificate” means (i) a certificate, substantially in the form of Exhibit A to this Agreement or in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units, (ii) a certificate, substantially in the form of Exhibit B to this Agreement or in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Series A Preferred Units, (iii) any certificate substantially in the form authorized under any prior partnership agreement of the Partnership, or previously adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units issued prior to August 11, 2011, or (iv) a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Claim” has the meaning assigned to such term in Section 7.12(c).

“Closing Date” means July 31, 1998.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time and as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and of the General Partner (exclusive of its interest as a holder of a General Partner Interest) and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include a Preferred Unit prior to its conversion into a Common Unit pursuant to the terms hereof; provided that the Series A Preferred Units shall be entitled to vote together with Outstanding Common Units as a single class, on an “as-if” converted basis, as further described in Section 5.12(e)(i).

“Common Unit Market Price” means, in connection with the determination of the Series A Conversion Ratio or Series A Change of Control Conversion Ratio, or conversion calculations pursuant to Section 5.12(f)(vii), Section 5.12(m)(i)(B) or Section 5.12(m)(i)(C), the volume-weighted average price of the Common Units for the five (5) consecutive full trading days ending on the last full trading day immediately prior to the applicable (i) Series A Trigger Event Conversion Notice Date, (ii) Series A Conversion Notice Date, (iii) date that a notice of the Partnership’s election to convert pursuant to Section 5.12(f)(vii) is given by the Partnership, or (iv) date any notice given by a Series A Preferred Unitholder for conversions pursuant to either Section 5.12(m)(i)(B) or Section 5.12(m)(i)(C) is received by the Partnership.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to a new partnership on termination of the Partnership pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(xi).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. §17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“DFI” means Duncan Family Interests, Inc. (formerly, EPC Partners II, Inc.), a Delaware corporation.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“EPCO” means Enterprise Products Company (formerly named EPCO, Inc.), a Texas Subchapter S corporation.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Existing Capital Commitment Amount” means $46.5 million, which amount represents the aggregate estimated capital costs to be incurred by the Partnership Group in connection with the following proposed projects:

Proposed Project	Estimated Capital Costs
(i) Baton Rouge Fractionator	$20.0 Million
(ii) Tri-State Pipeline	$10.0 Million
(iii) Wilprise Pipeline	$8.0 Million
(iv) NGL Product Chiller	$8.5 Million

Total	$46.5 Million

each of which is described in greater detail in the Registration Statement; provided, however, that if for any reason (other than as a result of the cancellation of such project) the actual capital costs incurred by the Partnership Group in connection with any of the proposed projects referenced above is less than the estimated capital cost for such project as set forth above, the “Existing Capital Commitment Amount” shall be reduced by the amount of such difference.

“Fifth A&R Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of August 8, 2005, as amended by Amendment No. 1, dated as of December 27, 2007, Amendment No. 2, dated as of April 14, 2008, Amendment No. 3, dated as of November 6, 2008, Amendment No. 4, dated as of October 26, 2009, and Amendment No. 5, dated as of November 22, 2010, of the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P.

“General Partner” means Enterprise Products Holdings LLC, formerly named EPE Holdings, LLC, as successor by merger and permitted assign of Holdings, and its successors and permitted assigns as general partner of the Partnership.

“General Partner Interest” means the non-economic ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“GP Reorganization Agreement” means the Reorganization Agreement, dated as of December 10, 2003, among the Partnership, the Operating Partnership, the Predecessor General Partner and the Operating General Partner.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“Holdings” has the meaning set forth in the definition of Holdings Merger Agreement.

“Holdings Merger” has the meaning set forth in the definition of Holdings Merger Agreement.

“Holdings Merger Agreement” means the Agreement and Plan of Merger, dated as of September 3, 2010, by and among, the Partnership, the General Partner, Enterprise Products GP, LLC, Enterprise ETE LLC (“MergerCo”), and Enterprise GP Holdings L.P., a Delaware limited partnership (“Holdings”), providing, among other things, the merger of Holdings with and into MergerCo, with MergerCo surviving the merger (the “Holdings Merger”).

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) the General Partner, any Departing Partner and any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was a member, director, officer, employee, agent or trustee of a Group Member, (c) any Person who is or was an officer, member, partner, director, employee, agent or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner, or any Affiliate of any such Person and (d) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for- services basis, trustee, fiduciary or custodial services.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partners” means DFI and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units and the subordinated units of the Partnership (all of which have been previously converted, in accordance with the terms of the Fifth A&R Agreement, into Common Units), the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than borrowings under the Working Capital Facility and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member (including Common Units sold to the underwriters pursuant to the exercise of the Over-Allotment Option); and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member (other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements), in each case prior to the Liquidation Date.

“Investment Grade Rating Event” means the senior notes issued by Operating Partnership and guaranteed by the Partnership cease to have a rating of at least “BBB-” or higher by S&P Global, Inc., “BBB-” or higher by Fitch Ratings, Inc., or Baa3 or higher by Moody’s Investors Services, Inc.

“Issue Price” means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

“Junior Securities” means (i) the Common Units and (ii) any other class or series of Partnership Interests established after September 30, 2020 by the General Partner, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Units as to the right to distributions of cash or property or distributions upon any dissolution or liquidation pursuant to this Agreement.

“Limited Partner” means, unless the context otherwise requires, (a) each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII and IX and Sections 12.3 and 12.4, each Assignee.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Series A Preferred Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation ARTICLES XIII (other than Sections 13.3(c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b) and 13.12(c),) and XIV, such term shall not, solely for such purpose, include a Series A Preferred Unitholder with respect to its Series A Preferred Units, as applicable.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“MergerCo” has the meaning set forth in the definition of Holdings Merger Agreement.

“Minimum Quarterly Distribution” means $0.1125 per Unit per Quarter.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).

“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(c).

“Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(c).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Operating Expenditures” means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partner, debt service payments, and capital expenditures, subject to the following:

(a) Payments (including prepayments) of principal of and premium on indebtedness shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the General Partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

(b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions, (iii) distributions to Partners, (iv) Series A Redemption Payments or (v) payments made to Series A Preferred Unitholders to purchase or otherwise acquire Series A Preferred Units. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the General Partner’s good faith allocation between the amounts paid for each shall be conclusive.

“Operating General Partner” means Enterprise Products OLPGP, Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership, and any successors and permitted assigns as the General Partner of the Operating Partnership.

“Operating Partnership” means Enterprise Products Operating LLC, a Texas limited liability company and successor to Enterprise Operating L.P., a Delaware limited partnership, and any successors thereto.

“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication:

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Closing Date (other than the Existing Capital Commitment Amount), (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5 and except as set forth in clause (iii) immediately following), and (iii) as determined by the General Partner, all or any portion of any cash receipts of the Partnership Group during such period, or after the end of such period but on or before the date of determination of Operating Surplus with respect to such period, that constitute (A) cash receipts from Interim Capital Transactions, provided that the total amount of cash receipts from Interim Capital Transactions designated as “Operating Surplus” by the General Partner pursuant to this clause (iii) since the Closing Date may not exceed an aggregate amount equal to $60.0 million, and/or (B) cash receipts from borrowings under the Working Capital Facility, less

(b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending with the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures, provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Operating Surplus with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Option Closing Date” has the meaning assigned to such term in the Underwriting Agreement.

“OTA” means OTA Holdings, Inc. (formerly named Oiltanking Holding Americas, Inc.), a Delaware corporation, and its successors, if applicable.

“OTA Available Cash” means all cash and cash equivalents on hand derived from or attributable to the Partnership Group’s ownership of, or sale or other disposition of, the shares of common stock of OTA.

“OTA Items” means the income, gains, losses, deductions and credits that are attributable to the Partnership Group’s ownership of, or sale or other disposition of, the shares of common stock of OTA.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that with respect to Partnership Securities, if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iii) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the limitation in the foregoing proviso shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) if the General Partner shall have notified such Person or Group in writing, prior to such acquisition, that such limitation shall not apply to such Person or Group, (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner, (iv) the Series A Purchasers or their permitted assigns with respect to their ownership (beneficially or of record) of the Series A Preferred Units (including Series A PIK Units) or Series A Conversion Common Units or (v) any Series A Preferred Unitholder in connection with any vote, consent or approval of the Series A Preferred Unitholders as a separate class.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Parity Securities” means the Series A Preferred Units and any other class or series of Partnership Interests established after September 30, 2020 by the General Partner, the terms of which class or series expressly provide that it ranks on parity with the Series A Preferred Units, as to the right to distributions of cash or property and distributions upon any dissolution or liquidation.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner, the Limited Partners and the holders of Common Units.

“Partnership” means Enterprise Products Partners L.P., a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership, the Operating Partnership and any Subsidiary of either such entity, treated as a single consolidated entity.

“Partnership Interest” means an ownership interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to any equity interest in the Partnership), including, without limitation, Common Units and Series A Preferred Units. Partnership Security shall not include General Partner Interests.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Preferred Units, and its successors and assigns or any other paying agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for any series of Preferred Units, the General Partner shall act in such capacity.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means (i) as of the date of this Agreement through the date of any subsequent Capital Contribution, as to any Unitholder or Assignee holding Common Units, the quotient obtained by dividing (A) the number of Common Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Common Units. The Percentage Interest with respect to the General Partner Interest and a Series A Preferred Interest shall at all times be zero, except as otherwise provided herein.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Predecessor General Partner” means Enterprise Products GP, LLC, a Delaware limited liability company, which was the general partner of the Partnership prior to the date of the merger of Enterprise Products GP, LLC with and into Holdings, and Holdings immediately thereafter and prior to the merger of Holdings with and into MergerCo in the Holdings Merger.

“Preferred Units” means a Partnership Interest designated as a “Preferred Unit,” including the Series A Preferred Units, which entitles the holder thereof to a preference with respect to distributions over Junior Securities.

“Prior Partnership Agreement” has the meaning set forth in the recitals of this Agreement.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their respective Percentage Interests and (c) when used with respect to Preferred Units or any class or series thereof, apportioned among all such Preferred Units in accordance with the relative number or percentage of such Preferred Units.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to ARTICLE XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit or Series A Preferred Unit, as applicable, is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-52537) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(a) or 6.1(b)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iv), 6.1(c)(vi), 6.1(c)(vii) or 6.1(c)(ix).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“S&P Criteria” means a duly appointed member of the Audit and Conflicts Committee who had not been, at the time of such appointment to the Audit and Conflicts Committee or at any time in the preceding five years or, in the event any such member was previously a member of the Audit and Conflicts Committee of the Predecessor General Partner, at the time of such member’s appointment to the Audit and Conflicts Committee of the Predecessor

General Partner, (a) a direct or indirect legal or beneficial owner of interests in the Partnership or any of its Affiliates (excluding de minimis ownership interests and Common Units having a value of less than $1,000,000), (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Partnership or its Affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) the Partnership or its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of the Partnership or its Affiliates.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” means any class or series of Partnership Interests established after the Series A Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Units as to the right to distributions of cash or property or distributions upon any dissolution or liquidation pursuant to this Agreement.

“Series A Alternative Conversion Consideration” has the meaning assigned such term in Section 5.12(l)(vii).

“Series A Change of Control” means the occurrence of any of the following:

(a)

any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or Group (other than the Partnership, EPCO, Dan Duncan LLC, or their Affiliates) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended) of (i) 50% or more of the voting interests of the General Partner or (ii) 50% or more of the Outstanding Limited Partner Interests other than the Series A Preferred Units (as measured by voting power rather than the number of interests, units or the like, but taking into account the limitations contained in the definition of “Outstanding”);

(b)

any sale, lease, exchange, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to any other person (as defined in clause (a) of this definition), other than a direct or indirect Subsidiary of the Partnership;

(c)	the Common Units cease to be listed for, or admitted to, trading on a National Securities Exchange;

(d)	any dissolution, liquidation or winding-up of the Partnership;

(e)	the removal of the General Partner by the Limited Partners of the Partnership, except for cases in which any successor General Partner is an Affiliate of EPCO or Dan Duncan LLC;

provided, however, that the acquisition by the Partnership of the General Partner, or of any Affiliate controlling the General Partner, shall not constitute a Series A Change of Control.

“Series A Change of Control Conversion Date” has the meaning assigned such term in Section 5.12(l)(v).

“Series A Change of Control Conversion Ratio” has the meaning assigned such term in Section 5.12(l)(vi).

“Series A Change of Control Conversion Right” has the meaning assigned such term in Section 5.12(l).

“Series A Common Unit Conversion Consideration” has the meaning assigned such term in Section 5.12(l)(i).

“Series A Conversion Common Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.12(d)(iii), Section 5.12(l) or Section 5.12(m).

“Series A Conversion Date” has the meaning assigned such term in Section 5.12(m)(iii).

“Series A Conversion Notice” has the meaning assigned such term in Section 5.12(m)(ii).

“Series A Conversion Notice Date” has the meaning assigned such term in Section 5.12(m)(ii).

“Series A Conversion Ratio” means, in connection with determining the number of Common Units issuable upon the conversion of each Series A Preferred Unit pursuant to Section 5.12(d)(iii) or Section 5.12(m)(i), a ratio equal to the quotient of (a) the Stated Series A Liquidation Preference plus any accrued and unpaid Series A Distributions (including any Series A Partial Period Distributions) on the applicable Series A Preferred Unit, divided by (b) 92.5% of the Common Unit Market Price.

“Series A Converting Unitholder” means a Series A Preferred Unitholder that has elected to convert some or all of its eligible Series A Preferred Units into Common Units pursuant to Section 5.12(d)(iii)(A) or Section 5.12(m).

“Series A Cumulative Convertible Preferred Units” means the units designated and created by this Agreement, as described in Section 5.12(a).

“Series A Distribution” has the meaning assigned to such term in Section 5.12(d)(i).

“Series A Distribution Amount” means, subject to adjustment pursuant to Section 5.12(d)(iii), an amount per Series A Distribution Period equal to $18.125 per Series A Preferred Unit, provided that the Series A Distribution made on the Series A Initial Distribution Date shall be prorated for the number of days, commencing on and including the Series A Original Issue Date.

“Series A Distribution Payment Date” means the 15th day of February, May, August and November of each year, commencing on November 15, 2020; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period of time from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Record Date” has the meaning given such term in Section 5.12(d)(ii).

“Series A Initial Distribution Date” means November 15, 2020.

“Series A Original Issue Date” means September 30, 2020.

“Series A Partial Period Distributions” means, with respect to a conversion or redemption of Series A Preferred Units pursuant to Section 5.12 or a liquidation of the Partnership, an amount equal to the applicable Series A Distribution Amount multiplied by a fraction, the numerator of which is the number of days (not to exceed 90) elapsed in the Series A Distribution Period in which such conversion, redemption or liquidation occurs and the denominator of which is 90. All dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A PIK Distribution Amount” has the meaning assigned to such term in Section 5.12(d)(i).

“Series A PIK Units” means any Series A Preferred Units issued pursuant to a Series A Distribution in accordance with Section 5.12(d)(i).

“Series A Preferred Unit” has the meaning assigned to such term in Section 5.12(a).

“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.

“Series A Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of September 30, 2020, by and among the Partnership and the Series A Purchasers, as may be amended from time to time.

“Series A Purchasers” means those Persons set forth on Schedule A to the Series A Purchase Agreement.

“Series A Redemption” has the meaning assigned to such term in Section 5.12(f)(i).

“Series A Redemption Date” has the meaning given such term in Section 5.12(f)(i).

“Series A Redemption Notice” has the meaning given such term in Section 5.12(f)(ii).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 5.12(f) or Section 5.12(l)(ii).

“Series A Redemption Price” means, (a) at any time prior to the second anniversary of the Series A Original Issue Date, a price per Series A Preferred Unit equal to $1,100.00, (b) at any time on or after the second anniversary of the Series A Original Issue Date and prior to the fourth anniversary of the Series A Original Issue Date, a price per Series A Preferred Unit equal to $1,070.00, (c) at any time on or after the fourth anniversary of the Series A Original Issue Date but prior to the fifth anniversary of the Series A Original Issue Date, a price per Series A Preferred Unit equal to $1,030.00, (d) at any time on or after the fifth anniversary of the Series A Original Issue Date but prior to the sixth anniversary of the Series A Original Issue Date, a price per Series A Preferred Unit equal to $1,010.00 and (e) at any time on or after the sixth anniversary of the Series A Original Issue Date, a price per Series A Preferred Unit equal to $1,000.00 plus, in each case, any accrued and unpaid Series A Distributions (including any Series A Partial Period Distributions) on the applicable Series A Preferred Unit; provided, however, that solely in connection with a Series A Redemption relating to a Series A Change of Control, if such Series A Change of Control occurs prior to the sixth anniversary of the Series A Original Issue Date, “Series A Redemption Price” means a price per Series A Preferred Unit equal to $1,010.00, plus, any accrued and unpaid Series A Distributions (including any Series A Partial Period Distributions) on the applicable Series A Preferred Unit.

“Series A ROFO Notice” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Offer” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Price per Unit” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Response” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Sale” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Transfer Period” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Unitholder” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A ROFO Units” has the meaning assigned to such term in Section 5.12(o)(iv).

“Series A Substantially Equivalent Unit” has the meaning assigned to such term in Section 5.12(l)(iv).

“Series A Trigger Event” has the meaning assigned to such term in Section 5.12(d)(iii)(A).

“Series A Trigger Event Conversion Notice” has the meaning assigned to such term in Section 5.12(d)(iii)(A)(II).

“Series A Trigger Event Conversion Notice Date” has the meaning assigned to such term in Section 5.12(d)(iii)(A)(II).

“Special Approval” means approval by a majority of the members of the Audit and Conflicts Committee, at least one of which majority meets the S&P Criteria.

“Stated Series A Liquidation Preference” means an amount equal to $1,000.00 per Series A Preferred Unit.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Successor Entity” has the meaning given such term in Section 5.12(l)(iv).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units and as may be appointed from time to time by the Partnership to act as registrar and transfer agent for any other Partnership Securities; provided that if no Transfer Agent is specifically designated for any such other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Limited Partner Interests in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Underwriter” means each Person named as an underwriter in Schedule 1 to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated July 27, 1998, among the Underwriters, the Partnership and certain other parties, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” (including Common Units) representing a fractional part of the Partnership Interests of all Limited Partners and having the rights and obligations specified with respect to Units in this Agreement; but shall not include any General Partner Interest.

“Unitholders” means the holders of a Unit.

“Unit Majority” means at least a majority of the Outstanding Common Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Facility” means any working capital credit facility of the Partnership or the Operating Partnership that requires the outstanding balance of any working capital borrowings thereunder to be reduced to $0 for at least fifteen consecutive calendar days each fiscal year.

Exhibit A

CERTIFICATE EVIDENCING COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

[LOGO OF ENTERPRISE APPEARS HERE]

ENTERPRISE PRODUCTS PARTNERS L.P.

(a limited partnership formed under the laws of the State of Delaware)

COMMON UNITS
THIS CERTIFICATE IS TRANSFERABLE IN
[SOUTH SAINT PAUL, MN.]	COMMON
UNITS
CUSIP
293792 10 7

In accordance with Section 4.1 of the Seventh Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of                      Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE PRODUCTS PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE PRODUCTS PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE PRODUCTS PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ENTERPRISE PRODUCTS HOLDINGS LLC, THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE PRODUCTS PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF

Exhibit A

ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE PRODUCTS PARTNERS L.P.
Countersigned and Registered by:	By:	ENTERPRISE PRODUCTS HOLDINGS LLC, its General Partner
[TRANSFER AGENT NAME]	By:
as Transfer Agent and Registrar	Name:
By:	By:
Authorized Signature	Secretary

Exhibit A

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties	UNIF GIFT/TRANSFERS MIN ACT Custodian
(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act
(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

IN

ENTERPRISE PRODUCTS PARTNERS L.P.

FOR VALUE RECEIVED,                                  hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

                     Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                       as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE PRODUCTS PARTNERS L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION	(Signature) (Signature)

Exhibit A

PROGRAM), PURSUANT TO S.E.C.

RULE 17Ad-15.

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee(s) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Seventh Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement and (e) makes the waiver and gives the consents and approvals contained in the Partnership Agreement. Capitalized items not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number of Assignee	Signature of Assignee

Purchase Price including commission, if any	Name and Address of Assignee

Type of Entity (check one):

[    ] Individual [    ] Partnership [    ] Corporation

[    ] Trust [    ] Other (specify)

Nationality (check one):

[    ] U.S. Citizen, Resident or Domestic Entity

[    ] Foreign Corporation [    ] Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(a) of the Internal Revenue Code of 1989, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).

Exhibit A

Complete Either A or B:

A. Individual Interestholder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (Social Security Number) is                                                  .

3. My home address is                                                                                                                                  .

4. My taxable year ends on December 31st.

B. Partnership, Corporation or Other interestholder

1.                                                                                   is not a foreign

                                 (Name of Interestholder)

corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The Interestholder’s U.S. employer identification number is

                                                                                                                               .

3. The Interestholder’s office address and place of incorporation (if applicable) is

                                                                                                                               .

4. The Interestholder’s taxable year ends on December 31st.

The Interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.

The Interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or registered with the Financial Industry Regulatory Authority, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

Exhibit A

Exhibit B

Certificate Evidencing Series A Preferred Units

Representing Limited Partner Interests in

ENTERPRISE PRODUCTS PARTNERS L.P.

No. [ ]	[ ] Series A Preferred Units

In accordance with the Seventh Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Series A Preferred Units represented by this Certificate. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE PRODUCTS PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE PRODUCTS PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE PRODUCTS PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE PRODUCTS PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Exhibit B

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE PRODUCTS PARTNERS L.P.
Countersigned and Registered by:	By:	ENTERPRISE PRODUCTS HOLDINGS LLC, its General Partner
[TRANSFER AGENT NAME]	By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature	Secretary

Exhibit B

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties	UNIF GIFT/TRANSFERS MIN ACT Custodian
(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act
(State)

Additional abbreviations, though not in the above list, may also be used.

FOR VALUE RECEIVED,                                  hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

                         Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                           as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE PRODUCTS PARTNERS L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURES(S) MUST BE

GUARANTEED BY AN ELIGIBLE

GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS,

SAVINGS AND LOAN

ASSOCIATIONS AND CREDIT

UNIONS WITH MEMBERSHIP IN AN

APPROVED SIGNATURE

GUARANTEE MEDALLION

PROGRAM), PURSUANT TO S.E.C.

RULE 17Ad-15

(Signature) (Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer and, if requested by the General Partner pursuant to Section 4.8 of the Partnership Agreement, a Citizenship Certificate has been properly completed and executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Series A Preferred Units shall have no duty to the transferee with respect to execution of a Citizenship Certificate in order for such transferee to obtain registration of the transfer of the Series A Preferred Units.

Exhibit B